EXHIBIT 10.12

CONFORMED COPY




               AMENDED AND RESTATED CREDIT AGREEMENT

                            dated as of


                         January 30, 1997

                              between


                            RHEOX, INC.


              THE SUBSIDIARY GUARANTORS PARTY HERETO,

                                and

                     THE LENDERS PARTY HERETO,


                                and


                     THE CHASE MANHATTAN BANK,
                      as Administrative Agent

                      BANKERS TRUST COMPANY,
                      as Documentation Agent

                         TABLE OF CONTENTS


                                                               Page


                             ARTICLE I

Definitions.....................................................  1
           SECTION 1.01.  Defined Terms.........................  1
           SECTION 1.02.  Classification of Loans and Borrowings 26
           SECTION 1.03.  Terms Generally....................... 27
           SECTION 1.04.  Accounting Terms; GAAP................ 27

                            ARTICLE II

The Credits..................................................... 27
           SECTION 2.01.  Commitments........................... 27
           SECTION 2.02.  Loans and Borrowings.................. 28
           SECTION 2.03.  Requests for Borrowings............... 29
           SECTION 2.04.  Letters of Credit..................... 29
           SECTION 2.05.  Funding of Borrowings................. 34
           SECTION 2.06.  Interest Elections.................... 35
           SECTION 2.07.  Termination and Reduction of
                           Commitments.......................... 36
           SECTION 2.08.  Repayment of Loans; Evidence of Debt.. 37
           SECTION 2.09.  Prepayment of Loans................... 38
           SECTION 2.10.  Fees.................................. 41
           SECTION 2.11.  Interest.............................. 43
           SECTION 2.12.  Alternate Rate of Interest............ 44
           SECTION 2.13.  Increased Costs....................... 44
           SECTION 2.14.  Break Funding Payments................ 45
           SECTION 2.15.  Taxes................................. 46
           SECTION 2.16.  Payments Generally; Pro Rata Treatment;
                           Sharing of Set-Offs.................. 47
           SECTION 2.17.  Mitigation Obligations................ 49

                            ARTICLE III

Guarantee by Subsidiary Guarantors.............................. 50
           SECTION 3.01.  The Guarantee......................... 50
           SECTION 3.02.  Obligations Unconditional............. 50
           SECTION 3.03.  Reinstatement......................... 51
           SECTION 3.04.  Subrogation........................... 52
           SECTION 3.05.  Remedies.............................. 52
           SECTION 3.06.  Instrument for the Payment of Money... 52


                              (i)

                                                               Page

           SECTION 3.07.  Continuing Guarantee.................. 52
           SECTION 3.08.  Rights of Contribution................ 52
           SECTION 3.09.  General Limitation on Guarantee
                           Obligations.......................... 53

                            ARTICLE IV

Representations and Warranties.................................. 54
           SECTION 4.01.  Organization; Powers.................. 54
           SECTION 4.02.  Authorization; Enforceability......... 54
           SECTION 4.03.  Governmental Approvals; No Conflicts.. 54
           SECTION 4.04.  Financial Condition; No Material
                           Adverse Change....................... 54
           SECTION 4.05.  Properties............................ 55
           SECTION 4.06.  Litigation and Environmental Matters.. 56
           SECTION 4.07.  Compliance with Laws and Agreements... 58
           SECTION 4.08.  Investment and Holding Company Status. 58
           SECTION 4.09.  Taxes................................. 58
           SECTION 4.10.  ERISA................................. 58
           SECTION 4.11.  Disclosure............................ 58
           SECTION 4.12.  Capitalization........................ 59
           SECTION 4.13.  Material Agreements and Liens......... 59
           SECTION 4.14.  Subsidiaries.......................... 59
           SECTION 4.15.  Certain Documents..................... 60

                             ARTICLE V

Conditions...................................................... 60
           SECTION 5.01.  Effective Date........................ 60
           SECTION 5.02.  Each Extension of Credit.............. 65

                            ARTICLE VI

Affirmative Covenants........................................... 66
           SECTION 6.01.  Financial Statements and Other
                           Information.......................... 66
           SECTION 6.02.  Notices of Material Events............ 68
           SECTION 6.03.  Existence; Conduct of Business........ 68
           SECTION 6.04.  Payment of Obligations................ 69
           SECTION 6.05.  Maintenance of Properties............. 69
           SECTION 6.06.  Maintenance of Insurance.............. 69
           SECTION 6.07.  Books and Records; Inspection Rights.. 72
           SECTION 6.08.  Fiscal Year........................... 72


                              (ii)

                                                               Page

           SECTION 6.09.  Compliance with Laws.................. 72
           SECTION 6.10.  Use of Proceeds....................... 72
           SECTION 6.11.  Hedging Agreements.................... 72
           SECTION 6.12.  Certain Obligations Respecting
                           Subsidiaries and Collateral Security. 73
           SECTION 6.13.  Environmental Laws and Permits........ 74
           SECTION 6.14.  Environmental Notices................. 74
           SECTION 6.15.  Environmental Audit and Remedial
                           Action............................... 75

                            ARTICLE VII

Negative Covenants.............................................. 75
           SECTION 7.01.  Indebtedness.......................... 75
           SECTION 7.02.  Liens................................. 76
           SECTION 7.03.  Fundamental Changes................... 77
           SECTION 7.04.  Investments, Loans, Advances, Guarantees
                           and Acquisitions; Hedging Agreements. 78
           SECTION 7.05.  Restricted Payments................... 79
           SECTION 7.06.  Transactions with Affiliates.......... 79
           SECTION 7.07.  Restrictive Agreements................ 80
           SECTION 7.08.  Certain Financial Covenants........... 80
           SECTION 7.09.  Lines of Business..................... 82
           SECTION 7.10.  Modifications of Certain Documents.... 82
           SECTION 7.11.  Rheox International................... 82
           SECTION 7.12.  Subordinated Notes.................... 82

                           ARTICLE VIII

Events of Default............................................... 83

                            ARTICLE IX

The Administrative Agent........................................ 86

                             ARTICLE X

Miscellaneous................................................... 89
           SECTION 10.01.  Notices.............................. 89
           SECTION 10.02.  Waivers; Amendments.................. 89
           SECTION 10.03.  Expenses; Indemnity; Damage Waiver... 91


                              (iii)

           SECTION 10.04.  Successors and Assigns............... 93
           SECTION 10.05.  Survival............................. 96
           SECTION 10.06.  Counterparts; Integration;
                            Effectiveness....................... 97
           SECTION 10.07.  Severability......................... 97
           SECTION 10.08.  Right of Setoff...................... 97
           SECTION 10.09.  Governing Law; Jurisdiction; Consent
                            to Service of Process............... 97
           SECTION 10.10.  WAIVER OF JURY TRIAL................. 98
           SECTION 10.11.  Headings............................. 98
           SECTION 10.12.  Confidentiality...................... 99


SCHEDULES:

Schedule 1.01 -- Ancillary Agreements
Schedule 2.01 -- Commitments
Schedule 2.04 -- Existing  Letters of Credit
Schedule 4.05 -- Intellectual  Property  Matters
Schedule 4.06 -- Disclosed  Matters
Schedule 4.13 -- Material Agreements and Liens
Schedule 4.14 -- Subsidiaries
Schedule 6.10 -- Indebtedness To Be Paid From Term Loan Proceeds
Schedule 7.01 -- Existing  Indebtedness
Schedule 7.02 --  Existing  Liens
Schedule 7.04 -- Investments
Schedule 7.07 -- Existing Restrictions

EXHIBITS:

Exhibit A   --  Form of Assignment and Acceptance
Exhibit B   --  Form of Opinion of Counsel to the Credit Parties and NL
Exhibit C   --  Form of Opinion of Special Counsel
Exhibit D   --  Form of Security Agreement
Exhibit E   --  Form of NL Pledge Agreement
Exhibit F   --  Form of Mortgage
Exhibit G   --  Form of Conditional Assignment of and Security Interest in
                Patent Rights
Exhibit H   --  Form of Conditional Assignment of and Security Interest in
                Trademark Rights
Exhibit I   --  Form of Copyright Security Agreement



                              (iv)

           AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 30, 1997 between RHEOX, INC., the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto and THE CHASE MANHATTAN BANK, as Administrative Agent.

           WHEREAS, the Borrower, the Subsidiary Guarantors, certain of the Lenders (the "Existing Lenders") and the Administrative Agent are party to a Credit Agreement dated as of March 20, 1991 (as heretofore modified and supplemented and in effect on the date hereof immediately before giving effect to the amendment and restatement contemplated hereby, the "Existing Credit Agreement"). Pursuant to the Existing Credit Agreement (a) certain of the Existing Lenders committed to make Revolving Credit Loans (as defined in the Existing Credit Agreement and referred to herein as "Existing Revolving Credit Loans") in an original aggregate principal amount not exceeding $15,000,000 at any one time outstanding (the "Existing Revolving Credit Commitments"), with a portion of such commitments made available for the issuance of letters of credit in an aggregate amount not exceeding $5,000,000 at any one time outstanding and
(b) certain of the Existing Lenders committed to make Term Loans (as defined in the Existing Credit Agreement and referred to herein as "Existing Term Loans") to the Borrower in an original aggregate principal amount not exceeding $115,000,000 (the "Existing Term Loan Commitments");

           WHEREAS, the Borrower has requested that the Existing Lenders (which include all of the Persons that on the date hereof are Banks under, and as defined in, the Existing Credit Agreement) and the Administrative Agent agree to amend and restate the Existing Credit Agreement, and the Existing Lenders and the Administrative Agent are willing to amend and restate the Existing Credit Agreement, in order to, among other things, (a) increase the aggregate amount of the Existing Revolving Credit Commitments to $25,000,000, redesignate the Existing Revolving Credit Commitments as "Revolving Credit Commitments" hereunder and decrease the amount thereof available for Letters of Credit to $2,500,000 and (b) reinstate the Existing Term Loan Commitments, increase the aggregate amount thereof to $125,000,000 and redesignate the Existing Term Loan Commitments as "Term Loan Commitments" hereunder;

           NOW, THEREFORE, the parties hereto hereby agree that the Existing Credit Agreement shall be amended and restated as of the date hereof (but subject to Section 5.01) to read in its entirety as follows:

                             ARTICLE I

                            Definitions

           SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:



                         Credit Agreement

           "Acquisition" means any transaction, or any series of related transactions, consummated after the date hereof, by which (a) the Borrower and/or any of its Subsidiaries acquires the business of or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (b) any Person that was not theretofore a Subsidiary of the Borrower becomes a Subsidiary of the Borrower; provided however, the foregoing clauses (a) and (b) shall not include (i) any transaction between the Borrower and any direct or indirect Wholly Owned Subsidiary or between one or more direct or indirect Wholly Owned Subsidiaries, or (ii) the organization of a newly formed Wholly Owned Subsidiary of the Borrower.

           "Adjusted Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Adjusted Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, Base CD Rate or the Federal Funds Effective Rate, respectively.

           "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

           "Administrative Agent" means The Chase Manhattan Bank in its capacity as administrative agent for the Lenders hereunder.

           "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

           "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For purposes of this definition, a Person shall be deemed to be an Affiliate of the Person specified if such Person possesses, directly or indirectly, the power to vote 10% or more of the securities having ordinary voting power for the election of directors of the Person specified. Notwithstanding anything in this definition to the contrary, (a) the Borrower and its Subsidiaries shall not be Affiliates of each other and (b) none of the Administrative Agent, the Lenders or the LC Issuing Lender shall be an Affiliate of the Borrower or any of its Subsidiaries.

           "Ancillary Agreements" means the Tax Sharing Agreement and each of the other documents listed on Schedule 1.01.

           "Applicable Percentage" means (a) with respect to any Revolving Credit Lender for purposes of Section 2.04 and any related definitions, the percentage of the total Revolving


                         Credit Agreement

Credit Commitments  represented by such Lender's Revolving Credit Commitment and
(b) with respect to any Lender in respect of any indemnity claim under Section 10.03(b) or 10.03(c) arising out of an action or omission of the Administrative Agent under any Loan Document, the percentage of the total Commitments of all Classes hereunder represented by the aggregate amount of such Lender's Commitment of all Classes hereunder.

           "Applicable Rate" means, for Loans of any Type and commitment fees for each Rate Period (as defined below), the respective rate per annum indicated below for Loans of such Type or commitment fees, as applicable, opposite the applicable Leverage Ratio indicated below for such Rate Period:

=========================================================================
                                            Applicable Rate
                                            ---------------
            Range
              of                Base Rate     Eurodollar     Commitment
        Leverage Ratio            Loans          Loans          Fee
-------------------------------------------------------------------------
Greater than to 3.00 to 1         0.750%        1.750%         0.500%
-------------------------------------------------------------------------
Greater than 2.00 to 1
  but less than or equal to
  3.00 to 1                       0.500%        1.500%         0.500%
-------------------------------------------------------------------------
Greater than 1.50 to 1
  but less than or equal to
  2.00 to 1                       0.250%        1.250%         0.375%
-------------------------------------------------------------------------
Greater than 1.00 to 1
  but less than or equal to
  1.50 to 1                       0.000%        1.000%         0.375%
-------------------------------------------------------------------------
Less than or equal to 1.00 to 1   0.000%        0.750%         0.375%
=========================================================================


           For purposes hereof, (i) a "Rate Period" means (x) initially, the period commencing on the date hereof to but not including the first Rate Reset Date (as defined below) thereafter and (y) thereafter, the period commencing on a Rate Reset Date to but not including the immediately following Rate Reset Date and (ii) a "Rate Reset Date" means, with respect to any fiscal quarters or fiscal year, the earlier of (x) the third Business Day after the date on which the Borrower delivers the Financial Certificate in respect of such fiscal quarter or fiscal year, as the case may be, and (y) the date on which the Borrower is required to have delivered the financial statements under Section 6.01(a) or (b) in respect of such fiscal quarter or fiscal year, as the case may be.

           The Leverage Ratio for any Rate Period shall be the Leverage Ratio set forth in the applicable Financial Certificate as at the last day of the fiscal quarter or fiscal year, as the


                         Credit Agreement
case may be, in respect of which such Financial Certificate is delivered (i.e., the Leverage Ratio for the Rate Period commencing on the date on which the Borrower delivers its financial statements pursuant to Section 6.01(b) for the fiscal quarter ended on September 30, 1997 shall be the Leverage Ratio as at September 30, 1997, the Leverage Ratio for the Rate Period commencing on the date on which the Borrower delivers its financial statements pursuant to Section 6.01(a) for the fiscal year ended on December 31, 1997 shall be the Leverage Ratio as at December 31, 1997, and so forth).

           Anything in this Agreement to the contrary notwithstanding, the Applicable Rate shall be the highest rates provided for above (i) during any period when an Event of Default shall have occurred and be continuing, or (ii) if the applicable Financial Certificate shall not be delivered within the time that the applicable financial statements are required to be delivered by Section 6.01(a) or (b), as the case may be, (but only, in the case of this clause (ii), with respect to the portion of such Rate Period prior to the delivery of such Financial Certificate).

           "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

           "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

           "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

           "Base Rate", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Base Rate.

           "Basic   Documents"  means  the  Loan  Documents  and  the  Ancillary
Agreements.

           "Board" means the Board of Governors of the Federal Reserve System of the United States of America.


                         Credit Agreement

           "Borrower" means Rheox, Inc., a Delaware corporation.

           "Borrowing" means Loans of a particular Class of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

           "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

           "Business" means the development, licensing, manufacture and distribution of rheological additives and related and/or similar specialty chemical products and services from time to time, now or hereafter, conducted by the Borrower and its Subsidiaries.

           "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in U.S. dollar deposits in the London interbank market.

           "Capital Assets" means, as to any Person, all fixed assets, plant, equipment, land (to the extent the same constitutes a capital asset of such Person) and other assets (including intangible assets) of such Person that constitute capital assets of such Person under GAAP.

           "Capital Expenditures" means expenditures made by the Borrower or any Subsidiary to acquire or construct Capital Assets, computed in accordance with GAAP.

           "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

           "Casualty Event" means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

           "Change in Law" means (a) the adoption of any law, rule or regulation by any Governmental Authority after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the LC Issuing Lender (or, for


                         Credit Agreement
purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's or the LC Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

           "Chase"  means  The  Chase   Manhattan   Bank,  a  New  York  banking
corporation.

           "Class", when used in reference to any Loan, Borrowing or Commitment, refers to whether such Loan, the Loans comprising such Borrowing or the Loans that a Lender holding such Commitment is obligated to make, are Revolving Credit Loans or Term Loans.

           "Code" means the Internal Revenue Code of 1986, as amended from time to time.

           "Commitments" means the Revolving Credit Commitments and Term Loan Commitments, as applicable.

           "Conditional Assignment of and Security Interest in Patent Rights" means an amended and restated Conditional Assignment of and Security Interest in Patent Rights substantially in the form of Exhibit G between the Borrower and the Administrative Agent.

           "Conditional Assignment of and Security Interest in Trademark Rights" means an amended and restated Conditional Assignment of and Security Interest in Trademark Rights substantially in the form of Exhibit H between the Borrower and the Administrative Agent.

           "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should be) consolidated with the financial statements of such Person in accordance with GAAP.

           "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

           "Copyright   Security   Agreement"  means  an  amended  and  restated
Copyright Security Agreement substantially in the form of Exhibit I between the Borrower and the Administrative Agent.

           "Credit Parties" means the Borrower and the Subsidiary Guarantors.

           "Debt Service" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with


                         Credit Agreement

GAAP), of the following: (a) all payments of principal of Indebtedness scheduled (excluding any mandatory prepayment made pursuant to Section 2.09 hereof) to be made during such period, plus (b) all Interest Expense for such period.

           "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

           "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.06.

           "Disposition" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Borrower or any Subsidiary to any other Person (other than the Borrower or a Wholly Owned Subsidiary) excluding any sale, assignment, transfer or other disposition of (a) any property sold or disposed of in the ordinary course of business, (b) any obsolete or worn-out tools and equipment no longer used or useful in the business of the Borrower and its Subsidiaries and (c) any Collateral under and as defined in the Security Agreement pursuant to an exercise of remedies by the Administrative Agent under Section 5.05 thereof.

           "Disposition Investment" means, with respect to any Disposition, any promissory notes or other evidences of indebtedness or investments received by the Borrower or any Subsidiary in connection with such Disposition.

           "Distributor Affiliate Credit Extensions" shall mean extensions of credit by the Borrower and its Subsidiaries to Affiliates of the Borrower under Ancillary Agreements to finance the sale and distribution by such Affiliates of products of the Borrower and its Subsidiaries.

           "Domestic Subsidiary" means any Subsidiary that is organized or created under the laws of the United States of America, any State or Territory thereof or the District of Columbia.

           "EBITDA" means, for any period, operating income for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for such period (calculated before income taxes, Interest Expense, depreciation, amortization and any other non-cash charges accrued for such period and (except to the extent received or paid in cash by the Borrower or any Subsidiary) income or loss attributable to equity in Affiliates for such period) excluding any extraordinary and unusual gains or losses during such period and excluding the proceeds of any Casualty Events and Dispositions.

           Notwithstanding the foregoing, if during any period for which EBITDA is being determined the Borrower shall have consummated any Acquisition or Disposition then,


                         Credit Agreement
for all purposes of this Agreement (other than for purposes of the definition of Excess Cash Flow), EBITDA shall be determined on a pro forma basis as if such Acquisition or Disposition had been made or consummated on the first day of such period.

           "Effective Date" means the date on which the conditions  specified in
Section 5.01 are satisfied (or waived in accordance with Section 10.02).

           "Enenco" means Enenco, Inc., a New York corporation that, on the date hereof, is a joint venture between the Borrower and Witco Corporation.

           "Environmental Claim" means, with respect to any Person, any written notice, claim, demand or other communication by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from
(a) the presence or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

           "Environmental  Laws"  means all  laws,  rules,  regulations,  codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

           "Environmental Liability" means any known or unknown liability, contingent or otherwise (including any claim or liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

           "Equity Issuance" shall mean the sale or issuance by the Borrower to any Person other than NL or a Subsidiary of NL or by any Subsidiary to any Person other than the Borrower or any of the Borrower's Wholly Owned Subsidiaries of (a) any capital stock of the Borrower or any Subsidiary, (b) any options or warrants exercisable in respect of such capital stock or (c) any other security or instrument representing an equity interest (or the right to obtain an equity interest) in the Borrower or any Subsidiary; provided however the foregoing clauses (a), (b) and (c) shall not include the issuance of shares by a Foreign Subsidiary to a nominee for the Borrower or any of the Borrower's Wholly Owned


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

Subsidiaries if such issuance is required under the applicable corporate laws of the country in which such Foreign Subsidiary is organized.

           "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance or sale of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

           "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

           "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan,
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

           "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

           "Event of Default" has the meaning assigned to such term in Article VIII.

           "Excess Cash Flow" means, for any period, the excess of (a) EBITDA for such period over (b) the sum for the Borrower and its Subsidiaries (determined on a consolidated


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
basis without duplication in accordance with GAAP) of (i) Debt Service for such period plus (ii) the aggregate amount of all Capital Expenditures made during such period plus (iii) the aggregate amount paid in cash during such period in respect of income taxes, including payments under the Tax Sharing Agreement, plus (iv) any decrease in Working Investment for such Period minus (v) any increase in Working Investment for such Period.

           "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the LC Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, net worth or franchise taxes imposed on (or measured by) its net income or net worth by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender on the date such Foreign Lender becomes a party to this Agreement (or, in the case of any Foreign Lender that is a party to the Existing Credit Agreement, on the date hereof) or that is attributable to such Foreign Lender's failure or inability to comply with Section 2.15(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

           "Existing Credit Agreement" has the meaning assigned to such term in the first paragraph of this Agreement.

           "Existing Mortgages" means (a) the Deed of Trust, Assignment of Permits, Rents and Benefits, Security Agreement and Fixture Filing dated as of June 5, 1992 by the Borrower, as trustor, in favor of Lawyers Title Insurance Corporation, as trustee, for the benefit of the Administrative Agent recorded with the County Recorder in the Official Records of Alameda County, California as Instrument Number 92-184190; (b) the Deed of Trust, Mortgage, Security Agreement (Personal Property Including Minerals, Mineral Interests and Products thereof), Assignment of Benefits and Fixture Filing dated as of June 18, 1992 by the Borrower, as trustor, in favor of Lawyers Title Insurance Corporation, as trustee, for the benefit of the Administrative Agent recorded with the County Recorder in the Official Records of San Bernardino County, California as Instrument No. 91-228659; (c) the Deed of Trust, Assignment of Permits, Rents and Benefits, Security Agreement and Fixture Filing dated as of June 5, 1992 by the Borrower, as trustor, in favor of Kenneth R. Hill, as trustee, for the benefit of the Administrative Agent recorded in the St. Louis City Records in Book M919 Page 0651 as amended by Amendment to Deed of Trust dated as of June 5, 1992 recorded in the St. Louis City Records in Book M926 Page 2018; and (d) the Deed of Trust, Assignment of Permits, Rents and Benefits, Security Agreement and Fixture Filing dated as of June 5, 1992 by the Borrower, as trustor, in favor of Charles E. Barnett, as trustee, for the benefit of the Administrative Agent recorded in the Recorder's Office of Kanawha County, West Virginia in Book 2046, Page 164.


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

           "Fair Market Value" means, with respect to any property, the amount that may be realized within a reasonable period of time from the sale of such property at market value, such market value being the amount that could be obtained for such property within such period by a capable and diligent seller from an interested buyer willing to purchase under prevailing selling conditions.

           "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of l%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

           "Final Maturity Date" means January 30, 2004 or, if such day is not a Business Day, the next preceding Business Day.

           "Financial  Certificate"  has the  meaning  assigned  to such term in
Section 6.01(c).

           "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower, as the case may be.

           "Fixed Charges Ratio" means, as at any date, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) the sum for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (i) all Debt Service for such period (excluding the principal amount of the Subordinated Intercompany Note payable at maturity to the extent the same is extended, renewed or refinanced on substantially the same terms) plus (ii) the aggregate amount paid in cash during such period in respect of income taxes, including payments under the Tax Sharing Agreement, plus (iii) Restricted Payments (other than payments of the Special Dividend) made during such period. Notwithstanding the foregoing, payments or prepayments of principal of the Subordinated Note shall not be deemed to increase or decrease the Fixed Charges Ratio.

           "Foreign Intellectual Property" means, collectively, all non-United States copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto, all non-United States patents and patent applications, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income,


                         Credit Agreement
royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof and all rights corresponding thereto throughout the world, and all non-United States trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark, in each case, now owned or hereafter acquired by any of the Borrower or any Subsidiary, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets used or useful in the Business; (b) all licenses or other agreements granted to the Borrower or any Subsidiary with respect to any of the foregoing to the extent legally assignable, in each case whether now or hereafter owned or used including the licenses and other agreements with respect to the Foreign Intellectual Property; (c) all existing, from time to time, information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs (to the extent a security interest may be granted), and the like pertaining to the operation by the Borrower or any of its Subsidiaries of the Business; (d) all existing, from time to time, field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured and which pertain to the Business; (e) all existing, from time to time, accounting information which pertains to the Business and all media in which or on which any of the information or knowledge or data or records which pertain to the Business may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the Borrower or any of its Subsidiaries pertaining to the operation, by the Borrower and its Subsidiaries, of the Business; and (g) all causes of action, claims and warranties now or hereafter owned or required by the Borrower or any Subsidiary in respect of any of the items listed above.

           "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, a State thereof or the District of Columbia.

           "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

           "GAAP" means generally accepted accounting principles in the United States of America.



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

           "General Assignment" has the meaning assigned to that term in Section 1(e) of the Restructuring Agreement.

           "Generator" means any Person whose act or process produces Hazardous Materials or whose act first causes a Hazardous Material to become subject to regulation.

           "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

           "Guarantee" means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

           "Guaranteed  Obligations"  has the  meaning  assigned to such term in
Section 3.01.

           "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

           "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

           "Inactive Subsidiary" means, as at any date, any Subsidiary which, as at the end of and for the quarterly accounting period ending on or most recently ended prior to such date, shall have less than $50,000 in assets and less than $25,000 in gross revenues.



                         Credit Agreement

           "Indebtedness" of any Person means, without duplication: (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (d) all obligations of such Person in respect of the deferred purchase price of property or services; (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (f) all Guarantees by such Person of Indebtedness of others; (g) all Capital Lease Obligations of such Person; (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty; (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances[; and (j) in the case of the Borrower or any Subsidiary, Indebtedness of Enenco, Inc. (but only to the extent that the Borrower or such Subsidiary is obligated in respect of such Indebtedness under any arrangement entered into primarily for the benefit of one or more creditors)]. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, Indebtedness shall not include (x) obligations under Hedging Agreements and (y) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts are payable within 180 days of the date the respective goods are delivered or the respective services are rendered.

           "Indemnified Taxes" means all Taxes other than (a) Excluded Taxes and Other Taxes and (b) amounts constituting penalties or interest imposed with respect to Excluded Taxes or Other Taxes.

           "Intangible Assets" means the book value of all properties of any of the Borrower and its Subsidiaries that would be treated as intangibles under GAAP, including goodwill, patents, trademarks, service marks, trade names, copyrights and organization, reorganization and developmental expense and any write-up in the book value of the properties of the Borrower and its Subsidiaries resulting from a revaluation thereof subsequent to December 31, 1996.

           "Intercompany Note Subordination Agreement" means the Subordination Agreement, satisfactory in form and substance to each of the Lenders, dated as of January 30, 1997 between NL, Rheox Inc. and the Administrative Agent providing for the subordination of the Subordinated Intercompany Note to the Indebtedness of the Borrower hereunder.



                         Credit Agreement

           "Interest Coverage Ratio" means, as at any date, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Interest Expense for such period.

           "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

           "Interest Expense" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of all interest in respect of Indebtedness (including imputed interest expense in respect of Capital Lease Obligations, if any) paid, accrued or capitalized during such period.

           Notwithstanding the foregoing, if during any period for which Interest Expense is being determined the Borrower shall have consummated any Acquisition or Disposition then, for all purposes of this Agreement (other than for purposes of the definition of Excess Cash Flow), Interest Expense shall be determined on a pro forma basis as if such Acquisition or Disposition (and any Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with such Acquisition or repaid as a result of such Disposition) had been made or consummated (and such Indebtedness incurred or repaid) on the first day of such period.

           "Interest Payment Date" means (a) with respect to any Base Rate Loan, each Quarterly Date and (b) with respect to any Eurodollar Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each Business Day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

           "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding the foregoing,



                         Credit Agreement

              (i) if any Interest Period for any Revolving Credit Borrowing would otherwise end after the Final Maturity Date, such Interest Period shall not be available hereunder,

             (ii) no Interest Period for any Term Loan Borrowing may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date, and

           (iii) notwithstanding the foregoing clauses (i) and (ii), no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a Eurodollar Loan for such period.

           "Investment" means, for any Person, the acquisition of capital stock, evidences of Indebtedness or other securities or ownership interests (including any option, warrant or other right to acquire any of the foregoing) of any other Person, or the making of any loans or advances to, Guarantee of any obligations of, or extensions of credit to any other Person (other than in the ordinary course of business with respect to purchase or sale of inventory, supplies, product or services).

           "LC  Collateral  Account"  has the  meaning  assigned to such term in
Section 2.04(i).

           "LC Disbursement" means a payment made by the LC Issuing Lender pursuant to a Letter of Credit.

           "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Credit Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

           "LC Issuing Lender" means The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder.

           "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

           "Letter of Credit" means any letter of credit issued pursuant to this Agreement.


                         Credit Agreement

           "Leverage Ratio" means, as at any date, the ratio of (a) all Indebtedness of the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) on such date to (b) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date.

           "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which U.S. dollar deposits of $5,000,000, and for a maturity comparable to such Interest Period, are offered by the principal London office of Chase in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

           "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

           "Loan   Documents"   means  this  Agreement,   any  promissory  notes
evidencing Loans hereunder and the Security Documents.

           "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

           "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Credit Party to perform any of its obligations under this Agreement, the other Loan Documents or the Tax Sharing Agreement or (c) the rights of or benefits available to the Lenders under this Agreement or the other Loan Documents.

           "Material Obligations" means Indebtedness (other than the Loans or Letters of Credit and other than Indebtedness owed by the Borrower to a Subsidiary or by a Subsidiary to the Borrower or a Subsidiary), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower or any Subsidiary in an aggregate principal


                         Credit Agreement
amount exceeding $2,000,000. For purposes of determining Material Obligations, the "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

           "Mortgage" means the Mortgage, Assignment of Rents, Security Agreement and Fixture Filing executed by the Borrower, for the benefit of the Administrative Agent substantially in the form of Exhibit F and covering the leasehold interest of the Borrower located in Mercer county, New Jersey pursuant to that certain lease dated as of August 17, 1994 between the Borrower, as tenant, and ABCJ East Windsor Associates L.P., as landlord.

           "Mortgage Amendments" means amendments to the Existing Mortgages satisfactory to the Agent in form and substance.

           "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

           "Net Available Proceeds" means:

           (a) in the case of any Disposition, the aggregate amount of all cash payments received by the Borrower and its Subsidiaries directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or investments entered into or received in connection with such Disposition (including Disposition Investments) net of (i) the amount of any legal, title, transfer and recording tax expenses, commissions and other fees and expenses payable by the Borrower and its Subsidiaries in connection with such Disposition, (ii) any Federal, state and local income or other taxes estimated to be payable by the Borrower and its Subsidiaries as a result of such Disposition, but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority or to NL under the Tax Sharing Agreement within twelve months of the date of such Disposition and (iii) any repayments by the Borrower or any of its Subsidiaries of Indebtedness to the extent that (x) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and (y) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property;

           (b) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Borrower and its Subsidiaries in respect of such Casualty Event net of (i) reasonable expenses incurred by the Borrower and its Subsidiaries in connection therewith and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien


                         Credit Agreement
      on such property and any income and transfer taxes payable by the Borrower or any of its Subsidiaries in respect of such Casualty Event; and

           (c) in the case of any Equity Issuance, the aggregate amount of all cash received by the Borrower and its Subsidiaries in respect of such Equity Issuance net of reasonable expenses incurred by the Borrower and its Subsidiaries in connection therewith.

           "NL" means NL Industries, Inc., a corporation organized under the laws of New Jersey.

           "NL Pledge Agreement" means an amended and restated Pledge Agreement substantially in the form of Exhibit E between NL and the Administrative Agent.

           "Note Subordination Agreement" means the Subordination Agreement dated as of September 17, 1996 between NL, the Borrower and the Administrative Agent providing for the subordination of the Subordinated Note to the Indebtedness of the Borrower hereunder.

           "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and the other Loan Documents (and any Uniform Commercial Code financing statements required by any Security Document to be filed with respect to the security interests in personal property and fixtures created pursuant to any Security Document) or any amendments thereof or supplements thereto, provided that there shall be excluded from "Other Taxes" all Excluded Taxes.

           "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

           "Permitted Investments" means:

           (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

           (b) Investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating obtainable from Standard & Poor's Ratings Service of A-1 or better or from Moody's Investors Service of P-1 or better;



                         Credit Agreement

           (c) Investments in certificates of deposit, banker's acceptances and time deposits (including Euro-deposits) maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any office of any commercial bank organized under the laws of the United States of America or any State thereof, or under the laws of any other member state of the Organization for Economic Cooperation and Development, which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

           (d) fully collateralized repurchase agreements with a term of not more than 180 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above or with an investment bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000.

           "Permitted Liens" means:

           (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.04;

           (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04 and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Article VIII(k);

           (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

           (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

           (e) easements, reservations, covenant restrictions, zoning restrictions, rights-of-way and similar encumbrances or restrictions on real property imposed by law or arising in the ordinary course of business that do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

           (f) Liens  arising under  workers'  compensation  laws,  unemployment
      insurance  laws  or  similar   legislation  or  progress   payments  under
      government contracts, deposits


                         Credit Agreement
      as security for import duties; deposits to secure public or statutory obligations of the Borrower or any of its Subsidiaries; and

           (g) Liens incident to the conduct of, or the operation of property or assets in the ordinary course of the Business and not securing obligations in the aggregate amount exceeding $500,000 at any one time outstanding.

           "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

           "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

           "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank, as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

           "Principal Payment Dates" means the (a) 25 consecutive Quarterly Dates falling on or nearest to March 31, June 30, September 30 and December 31 of each year, commencing with the Quarterly Date in September of 1997 and (b) the Final Maturity Date.

           "Quarterly Dates" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

           "Register" has the meaning assigned to such term in Section 10.04.

           "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

           "Release"  means any  "release"  as such term is defined in 42 U.S.C.
Section 9601 (22), as amended, or any successor statute.

           "Required Lenders" means, at any time, Lenders having Loans, LC Exposure and unused Commitments representing more than 50% of the sum of the total Loans, LC Exposure and unused Commitments at such time.



                         Credit Agreement

           "Required Revolving Credit Lenders" means, at any time, Lenders having Revolving Credit Loans, LC Exposure and unused Revolving Credit Commitments representing more than 50% of the sum of the total Revolving Credit Loans, LC Exposure and unused Revolving Credit Commitments at such time.

           "Required Term Loan Lenders" means, at any time, Lenders having Term Loans and unused Term Loan Commitments representing more than 50% of the sum of the total Term Loans and unused Term Loan Commitments at such time.

           "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower.

           "Restructuring"   means  the  separation  of  NL's  titanium  dioxide
operations from the rheological additives operations, as effected through the Restructuring Agreement.

           "Restructuring Agreement" means that certain agreement dated June 30, 1990, between NL, Rheox International, Inc., Kronos, Inc. and the Borrower, effecting the Restructuring.

           "Restructuring Documents" means the Restructuring Agreement, the Rheox Int'l IP Assignment, the Rheox IP Assignment, the General Assignment and the Supplemental Agreements.

           "Revolving Credit Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the Final Maturity Date and (b) the date of termination of the Revolving Credit Commitments.

           "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit hereunder, as such commitment may be (a) reduced from time to time pursuant to Sections 2.07 and 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Revolving Credit Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The aggregate original amount of the Revolving Credit Commitments is $25,000,000.

           "Revolving Credit Exposure" means, with respect to any Revolving Credit Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Credit Loans and its LC Exposure at such time.


                         Credit Agreement

           "Revolving Credit Lender" means (a) initially, any Lender that has a Revolving Credit Commitment set forth opposite its name on Schedule 2.01 and (b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments, after giving effect to any assignments thereof permitted by Section 10.04.

           "Revolving Credit Loan" means a Loan made pursuant to Section 2.01(a) that utilizes the Revolving Credit Commitments.

           "Rheox Int'l IP Assignment" has the meaning assigned to that term in Section l(c) of the Restructuring Agreement.

           "Rheox International" means Rheox International, Inc., a Delaware corporation.

           "Rheox  IP  Assignment"  has the  meaning  assigned  to that  term in
Section 1(d) of the Restructuring Agreement.

           "Security Agreement" means an amended and restated Security Agreement substantially in the form of Exhibit D between the Borrower, the Subsidiary Guarantors and the Administrative Agent.

           "Security Documents" means the Copyright Security Agreement, the Conditional Assignment of and Security Interest in Patent Rights and the
Conditional Assignment of and Security Interest in Trademark Rights, the Security Agreement, the NL Pledge Agreement, the Mortgage, each Existing Mortgage and each Mortgage Amendment.

           "Special Counsel" means Milbank, Tweed, Hadley & McCloy, in its capacity as special counsel to The Chase Manhattan Bank, as Administrative Agent of the credit facilities contemplated hereby.

           "Special Dividend" means a dividend in an aggregate amount not to exceed $30,000,000 to be paid by the Borrower to NL with the proceeds of Term Loans and Revolving Credit Loans as provided herein.

           "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to


                         Credit Agreement
such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

           "Subordinated Note" means the $100,000,000 subordinated note dated September 30, 1996 issued by the Borrower to NL.

           "Subordinated Intercompany Note" means the (Pound Sterling) 3,423,292 note dated February 2, 1996 issued by Rheox Limited to NL.

           "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. References herein to "Subsidiaries" shall, unless the context requires otherwise, be deemed to be references to Subsidiaries of the Borrower.

           "Subsidiary Guarantors" means the Persons listed under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and any other Person that shall have become a party hereto pursuant to Section 6.12(a).

           "Supplemental  Agreements"  has the meaning  assigned to that term in
Section 6(a) of the Restructuring Agreement.

           "Tangible Net Worth" means, at any time, the sum, for the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) the amount of share capital (less cost of treasury shares) but excluding share capital in respect of any preferred or similar stock which, by its terms or at the option of the holder or the issuer, is under any circumstances redeemable, or is convertible into Indebtedness, or which requires payments to a sinking fund, on or prior to the Final Maturity Date; plus (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit); minus (c) Intangible Assets of the Borrower and its Subsidiaries. Notwithstanding anything in this definition to the contrary, cumulative foreign currency translation gains (or losses) shall not be deemed to increase (or decrease) Tangible Net Worth.



                         Credit Agreement

           "Tax Sharing Agreement" means the Tax Agreement between NL and Rheox dated as of July 1, 1990.

           "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings of any nature imposed by any Governmental Authority, and any interest, penalties or fines thereon or other additions thereto.

           "Term Loan" means a Loan made pursuant to Section 2.01(b) that utilizes the Term Loan Commitments.

           "Term Loan Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the Term Loan Commitment Termination Date and (b) the date of termination of the Term Loan Commitments.

           "Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make Term Loans, as such commitment may be (a) reduced from time to time pursuant to Sections 2.07 and 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Term Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable. The aggregate original amount of the Term Loan Commitments is $125,000,000.

           "Term Loan Commitment Termination Date" means the Effective Date.

           "Term Loan Lender" means (a) initially, any Lender that has a Term Loan Commitment set forth opposite its name on Schedule 2.01 and (b) thereafter, the Lenders from time to time holding Term Loans and Term Loan Commitments, after giving effect to any assignments thereof permitted by Section 10.04.

           "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.



                         Credit Agreement

           "Transactions" means (a) with respect to the Borrower, the execution, delivery and performance by the Borrower of the Loan Documents to which it is a party, the borrowing of Loans and the use of the proceeds thereof, and the issuance of Letters of Credit hereunder and (b) with respect to any Credit Party (other than the Borrower), the execution, delivery and performance by such Credit Party of the Loan Documents to which it is a party.

           "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Adjusted Base Rate.

           "UCP" means the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, or any successor publication.

           "U.S. dollars" or "$" refers to lawful money of the United States of America.

           "Wholly Owned Subsidiary" means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 100% of the equity or ordinary voting power (other than directors' qualifying shares) or, in the case of a partnership, 100% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

           "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

           "Working Investment" means, at any time, the sum of the following (without duplication) for the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP), in each case generated in the ordinary course of business: (a) net inventory at such time; plus (b) net accounts and current notes receivable at such time; minus (c) net accounts and current notes payable (excluding current notes payable to financial institutions in respect of Indebtedness) at such time; minus (d) accrued expenses at such time; minus (e) current accrued taxes at such time.

           SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Credit Loan" or "Term Loan") or by Type (e.g., a "Base Rate Loan" or a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Credit Loan" or a "Base Rate Revolving Credit Loan"). In similar fashion, (i) Borrowings may be classified and referred to by Class, by Type and by Class and Type, and (ii) Commitments may be classified and referred to by Class.


                         Credit Agreement

           SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) references to "the date hereof" and "the date of this Agreement" and similar references shall be construed to mean January 30, 1997.

           SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                            ARTICLE II

                            The Credits

           SECTION 2.01.  Commitments.

           (a) Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to make Revolving Credit Loans to the Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal


                         Credit Agreement
amount that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Credit Loans; provided that the Borrower may not borrow Revolving Credit Loans hereunder unless it shall have theretofore borrowed or is concurrently borrowing hereunder Term Loans in an aggregate principal amount of $125,000,000.

           (b) Term Loans. Subject to the terms and conditions set forth herein, each Term Loan Lender agrees to make Term Loans to the Borrower in a single drawing on a date falling during the Term Loan Availability Period in an aggregate principal amount equal to such Lender's Term Loan Commitment.

           SECTION 2.02.  Loans and Borrowings.

           (a) Subject to Section 2.01(b), each Loan of a particular Class shall be made as part of a Borrowing consisting of Loans of such Class made by the Lenders ratably in accordance with their respective Commitments of such Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

           (b) Subject to Section 2.12, each Borrowing shall be comprised entirely of Base Rate Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) the Borrower shall not be required to pay any additional amounts under Section 2.15(a) as a result of the exercise of such option unless amounts payable by the Borrower to the relevant Lender under said Section immediately after such exercise do not exceed amounts payable by the Borrower to the relevant Lender under said Section immediately prior to such exercise.

           (c) At the commencement of each Interest Period for a Eurodollar Borrowing, such Borrowing shall be in an aggregate amount at least equal to $5,000,000 or any greater integral multiple of $1,000,000 with respect to a Term Loan, and at least equal to $1,000,000 with respect to a Revolving Credit Loan. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount at least equal to $1,000,000 or any greater integral multiple of $1,000,000; provided that a Base Rate Borrowing of Loans of any Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six Eurodollar Borrowings outstanding.



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

           SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

           (i) whether the requested Borrowing is to be a Revolving Credit Borrowing or Term Loan Borrowing;

             (ii)  the aggregate amount of such Borrowing;

            (iii)  the date of such Borrowing, which shall be a Business Day;

           (iv) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing;

              (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

             (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
      Section 2.05.

If no election as to the Type of  Borrowing  is  specified,  then the  requested
Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

           SECTION 2.04.  Letters of Credit.

           (a) General. Subject to the terms and conditions set forth herein, in addition to the Revolving Credit Loans provided for in Section 2.01(a), the Borrower may request the issuance of Letters of Credit for its own account or for the account of a Subsidiary by the LC Issuing Lender, in a form acceptable to the LC Issuing Lender in its reasonable determination, at any time and from time to time during the Revolving Credit Availability Period. Letters of


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

Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the LC Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

           (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the LC Issuing Lender) to the LC Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.04), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the LC Issuing Lender, the Borrower also shall submit a letter of credit application on the LC Issuing Lender's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the LC Issuing Lender (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to paragraph (d) of this
Section 2.04) shall not exceed $2,500,000 and (ii) the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments.

           (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Final Maturity Date.

           (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the LC Issuing Lender, and without any further action on the part of the LC Issuing Lender, the LC Issuing Lender hereby grants to each Revolving Credit Lender, and each Revolving Lender hereby acquires from the LC Issuing Lender, a participation in such Letter of Credit equal to such Revolving Credit Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the LC Issuing Lender, such Revolving Credit Lender's Applicable Percentage of each LC Disbursement made by the LC Issuing Lender and not reimbursed by the


                         Credit Agreement

Borrower on the date due as provided in paragraph (e) of this Section 2.04, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

           (e) Reimbursement. If the LC Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the LC Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice, provided that, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Revolving Credit Base Rate Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Base Rate Borrowing.

           If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Credit Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Credit Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Revolving Credit Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the LC Issuing Lender the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the LC Issuing Lender or, to the extent that the Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse the LC Issuing Lender, then to such Lenders and the LC Issuing Lender as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse the LC Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its reimbursement obligation in respect of such LC Disbursement.

           (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.04 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of


                         Credit Agreement
validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) in the absence of gross negligence or wilful misconduct on the part of the LC Issuing Lender (as determined by a court of competent jurisdiction), payment by the LC Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly or substantially with the terms of such Letter of Credit and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this
Section 2.04, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

           Neither the Administrative Agent, the Lenders nor the LC Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the LC Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the LC Issuing Lender; provided that the foregoing shall not be construed to excuse the LC Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the LC Issuing Lender's failure to exercise the standard of care agreed hereunder to be applicable when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that such standard of care shall be as follows, and that the LC Issuing Lender shall be deemed to have exercised such standard of care in the absence of gross negligence or wilful misconduct on its part (as determined by a court of competent jurisdiction):

              (i) the LC Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; and

             (ii) the LC Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

           (g) Disbursement Procedures. The LC Issuing Lender shall, to the extent required by the UCP, examine all documents purporting to represent a demand for payment under any Letter of Credit. The LC Issuing Lender shall, when required by the UCP, notify


                         Credit Agreement
the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the LC Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the LC Issuing Lender and the Revolving Credit Lenders with respect to any such LC Disbursement.

           (h) Interim Interest. If the LC Issuing Lender shall make any LC Disbursement in respect of any Letter of Credit, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Revolving Credit Base Rate Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this
Section 2.04, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the LC Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (e) of this Section 2.04 to reimburse the LC Issuing Lender shall be for the account of such Lender to the extent of such payment.

           (i) Cash Collateralization. If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Revolving Credit Lenders demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.09(b), the Borrower shall immediately deposit into an account (the "LC Collateral Account") with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 2.09(b), the amount required under 2.09(b); provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in clause (h) or (i) of Article
VIII. Such deposit shall be held by the Administrative Agent as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of any other obligations of the Credit Parties hereunder and under the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account. Such deposits shall not accrue interest other than any interest earned on the investment of such deposits, which investments shall be Permitted Investments made at the option and sole discretion of the Borrower prior to an Event of Default and made at the sole discretion of the Administrative Agent after the occurrence and during the continuance of an Event of Default, and in any event shall be at the Borrower's risk and expense. Prior to an Event of Default, income and profits, if any, on such investments shall be distributed to the Borrower upon request. After the occurrence and during the continuance of an Event of Default, interest and profits, if any, on such investments shall accumulate in


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
such account. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower upon request within three Business Days after all Events of Default have been cured or waived.

           (j) Existing Letters of Credit. There is outstanding on the date hereof pursuant to the Existing Credit Agreements one or more letters of credit issued by Chase (as the "Issuing Bank" thereunder) for the account of the Borrower as set forth on Schedule 2.04. Upon the Effective Date each of such letters of credit is hereby designated a "Letter of Credit" under and for all purposes of this Agreement. In that connection, the Borrower hereby represents and warrants to the LC Issuing Lender, each Revolving Credit Lender and the Administrative Agent that each such letter of credit satisfies the requirements of this Section 2.04 (including paragraph (c) above).

           SECTION 2.05.  Funding of Borrowings.

           (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that Revolving Credit Base Rate Loans made to finance the reimbursement of an LC Disbursement under any Letter of Credit as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the LC Issuing Lender.

           (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section
2.05 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.



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

           SECTION 2.06.  Interest Elections.

           (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.06. The Borrower may elect different options for continuations and conversions with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

           (b) To make an election pursuant to this Section 2.06, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

           (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

              (i) the Borrowing to which such Interest Election Request applies and, if different options for continuations or conversions are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

             (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

           (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

             (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.


                         Credit Agreement

           (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each affected Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

           (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

           SECTION 2.07.  Termination and Reduction of Commitments.

           (a) Unless previously terminated, (i) the Revolving Credit Commitments shall terminate at the close of business on the Final Maturity Date and (ii) the Term Loan Commitments shall terminate at the close of business on the Term Loan Commitment Termination Date.

           (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of such Class shall be in an amount that at least equal to $1,000,000 or any greater integral multiple of $500,000, (ii) the Borrower shall not terminate or reduce the Term Loan Commitments if, after giving effect to any concurrent prepayment of Term Loans in accordance with Section 2.09, the outstanding Term Loans would exceed the total Term Loan Commitments and (iii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Credit Loans in accordance with Section 2.09, the total Revolving Credit Exposures would exceed the total Revolving Credit Commitments.

           (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce Commitments under paragraph (b) of this Section
2.07 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.07 shall be irrevocable; provided that a notice of termination of Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of Commitments shall be permanent. Each reduction of Commitments of any Class shall be


                         Credit Agreement
made ratably among the Lenders in accordance with their respective Commitments of such Class.

           SECTION 2.08.  Repayment of Loans; Evidence of Debt.

           (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of such Lender's Revolving Credit Loans on the Final Maturity Date.

           (b) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Term Loan Lenders the principal of the Term Loans in twenty-six installments payable on the Principal Payment Dates as follows:

   Principal Payment Date
  Falling on or Nearest to:                           Amount of Installment ($):
  ------------------------                             -------------------------

September 30, 1997 ....................................               $3,750,000
December 31, 1997 .....................................               $3,750,000

March 31, 1998 ........................................               $3,750,000
June 30, 1998 .........................................               $3,750,000
September 30, 1998 ....................................               $3,750,000
December 31, 1998 .....................................               $3,750,000

March 31, 1999 ........................................               $3,750,000
June 30, 1999 .........................................               $3,750,000
September 30, 1999 ....................................               $3,750,000
December 31, 1999 .....................................               $3,750,000

March 31, 2000 ........................................               $3,750,000
June 30, 2000 .........................................               $3,750,000
September 30, 2000 ....................................               $3,750,000
December 31, 2000 .....................................               $3,750,000

March 31, 2001 ........................................               $5,625,000
June 30, 2001 .........................................               $5,625,000
September 30, 2001 ....................................               $5,625,000
December 31, 2001 .....................................               $5,625,000

March 31, 2002 ........................................               $6,250,000
June 30, 2002 .........................................               $6,250,000
September 30, 2002 ....................................               $6,250,000
December 31, 2002 .....................................               $6,250,000
March 31, 2003 ........................................               $6,250,000
June 30, 2003 .........................................               $6,250,000
September 30, 2003 ....................................               $6,250,000

January 30, 2004 ......................................               $6,250,000


                         Credit Agreement

           (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

           (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

           (e) The entries made in the accounts maintained pursuant to paragraph
(c) or (d) of this Section 2.08 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

           (f) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form reasonably acceptable to the Administrative Agent. Thereafter, the Loans of such Class evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

           SECTION 2.09.  Prepayment of Loans.

           (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section 2.09. Each prepayment of Term Loans shall be applied to the installments thereof pro rata in accordance with the respective aggregate principal amounts of the Term Loans outstanding on the date of such prepayment.



                         Credit Agreement

           (b) Mandatory Prepayments. The Borrower shall make prepayments of the Loans hereunder (and reduce the Commitments hereunder) as follows:

              (i) Casualty Events. On the date of receipt by the Borrower or any Subsidiary of Net Available Proceeds in excess of $100,000 of any insurance, condemnation award or other compensation in respect of any Casualty Event (excluding Net Available Proceeds from (x) business interruption coverage or (y) other insurance coverage unrelated to the repair and/or replacement of the damaged assets) the Borrower or such Subsidiary, as the case may be, shall deposit such Net Available Proceeds into the Collateral Account (under and as defined in the Security Agreement). Upon request by the Borrower, the Administrative Agent shall (unless a Default shall have occurred and be continuing) release the Net Available Proceeds to the Borrower in an amount not exceeding the amount required for repair or replacement of the property for which such Net Available Proceeds were received; provided that if such Net Available Proceeds have not been released or committed to be expended in respect of such repair or replacement in an amount and manner reasonably acceptable to the Administrative Agent within 180 days of receipt by the Borrower or such Subsidiary, as the case may be, such Net Available Proceeds, to the extent that such Net Available Proceeds, together with all other Net Available Proceeds received by the Borrower or any Subsidiary in respect of Casualty Events, not released or committed to be expended in respect of repair or replacement within 180 days of receipt by the Borrower or any Subsidiary exceeds $500,000, shall be used to prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(i)) and automatically reduce the Revolving Credit Commitments in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such property (such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (vi) of this Section 2.09).

             (ii) Sale of Assets. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders to any Disposition not otherwise permitted hereunder, the Borrower agrees, on or prior to the occurrence of any Disposition which, together with the aggregate Net Available Proceeds of all other Dispositions to date in the then current fiscal year, would generate Net Available Proceeds in excess of $100,000 to deliver to the Administrative Agent a statement certified by a Financial Officer, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Available Proceeds of such Disposition that will (on the date of such Disposition) be received by the Borrower or any Subsidiary in cash and the Borrower will prepay the Loans hereunder (and provide cover for LC Exposure as specified in Section 2.04(i)), and the Commitments hereunder shall be subject to automatic reduction, as follows:

                (x) upon the date of such Disposition, in an aggregate amount equal to 100% of the amount of the Net Available Proceeds of such Disposition which,


                         Credit Agreement
           together with the aggregate Net Available Proceeds of all other Dispositions to date in the then current fiscal year, would generate Net Available Proceeds in excess of $100,000, to the extent received by the Borrower or any of its Subsidiaries in cash on the date of such Disposition; and

                (y) thereafter, quarterly, on the date of the delivery by the Borrower to the Administrative Agent pursuant to Section 6.01 of the financial statements for any quarterly fiscal period or fiscal year, to the extent the Borrower or any Subsidiary shall receive Net Available Proceeds during the quarterly fiscal period ending on the date of such financial statements in cash under deferred payment arrangements or Disposition Investments entered into or received in connection with any Disposition, an amount equal to (A) 100% of the aggregate amount of such Net Available Proceeds received during such quarterly fiscal period minus (B) any transaction expenses associated with Dispositions and not previously deducted in the determination of Net Available Proceeds plus (or minus, as the case may be) (C) any other adjustment received or paid by the Borrower or any Subsidiary pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Available Proceeds of Dispositions, provided that if prior to the date upon which the Borrower would otherwise be required to make a prepayment under this clause (y) with respect to any quarterly fiscal period the aggregate amount of such Net Available Proceeds (after giving effect to the adjustments provided for in this clause (y)) shall exceed $1,000,000, then the Borrower shall within three Business Days after receipt of such aggregate amount make a prepayment under this clause (y) in an amount equal to such required prepayment.

      Prepayments of Loans (and cover for LC Exposure) and reductions of Commitments shall be effected in each case in the manner and to the extent specified in clause (vi) of this Section 2.09(b).

            (iii) Excess Cash Flow. Not later than the date 120 days after the end of each fiscal year of the Borrower beginning with Excess Cash Flow for the fiscal year ending December 31, 1997, the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(i)), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to the excess of (x) 60% of Excess Cash Flow for such fiscal year over (y) the aggregate amount of prepayments of Term Loans made during such fiscal year pursuant to Section 2.09(a) (other than that portion, if any, of such prepayments applied to installments of the Term Loans falling due in such fiscal year) and, after the payment in full of the Term Loans, the aggregate amount of voluntary reductions of Revolving Credit Commitments made during such fiscal year pursuant to
      Section 2.07(b), such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (vi) of this Section 2.09(b).


                         Credit Agreement

             (iv) Equity Issuance. Upon any Equity Issuance, the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(i)), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (vi) of this
      Section 2.09(b).

              (v) Application. Upon each required reduction of Commitments and prepayment of Loans (and cover for LC exposure) pursuant to clauses (i) through (iv) of this Section 2.09(b), the amount of the required prepayment shall be applied (x) first, to reduce the Term Loan Commitments and if, after giving effect to such reduction, the aggregate principal amount of Term Loans exceeds the amount of the Term Loan Commitments, the Borrower shall prepay the Term Loans in an amount equal to such excess, such prepayment to be applied to the installments of the Term Loans pro rata in accordance with the respective aggregate principal amounts thereof outstanding on the date of such prepayment and (y) second, to the reduce the Revolving Credit Commitments and if, after giving effect to such reduction, the aggregate principal amount of Revolving Credit Loans exceeds the amount of the Revolving Credit Commitments, the Borrower shall prepay the Revolving Credit Loans (and, to the extent necessary, provide cover for LC Exposure pursuant to Section 2.04(i)) in an amount equal to such excess.


           (c) Notice of Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment under this Section 2.09 (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment and (ii) in the case of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice related to a prepayment, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of a Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Class and Type as provided in Section 2.02. Each prepayment of a Revolving Credit Borrowing shall be applied ratably to the Revolving Credit Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.


           SECTION 2.10.  Fees.



                         Credit Agreement

           (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate per annum equal to the Applicable Rate on the daily average unused amount of the respective Commitments of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on each Quarterly Date and, in respect of any Commitments, on the date such Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

           (b) The Borrower agrees to pay with respect to Letters of Credit outstanding hereunder the following fees:

              (i) to the Administrative Agent for the account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate used in determining interest on Revolving Credit Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which there shall no longer be any Letters of Credit outstanding hereunder, and

           (ii) to the LC Issuing Lender (x) a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the LC Issuing Lender on the average daily amount of the LC Exposure of the LC Issuing Lender (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to paragraph (d) of Section 2.04, and excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there shall no longer be any Letters of Credit of the LC Issuing Lender outstanding hereunder, and (y) the LC Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

Accrued participation fees and fronting fees shall be payable in arrears on each Quarterly Date and on the date the Revolving Credit Commitments terminate, commencing on the first such date to occur after the date hereof, provided that any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).



                         Credit Agreement

           (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed in writing between the Borrower and the Administrative Agent.

           (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances, absent manifest error in the determination thereof.

           SECTION 2.11.  Interest.

           (a) The Loans comprising each Base Rate Borrowing shall bear interest at a rate per annum equal to the Adjusted Base Rate plus the Applicable Rate.

           (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

           (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to Base Rate Loans as provided above.

           (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.11 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Revolving Credit Loan prior to the end of the Revolving Credit Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest on Revolving Credit Loans shall be payable upon termination of the Revolving Credit Commitments.

           (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Adjusted Base Rate at times when the Adjusted Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.


                         Credit Agreement

           SECTION  2.12.   Alternate   Rate  of  Interest.   If  prior  to  the
commencement of any Interest Period for a Eurodollar Borrowing:

           (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

           (b) if such Borrowing is of a particular Class of Loans, the Administrative Agent is advised by the Required Revolving Credit Lenders or the Required Term Loan Lenders, as the case may be, that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans of such Class included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the affected Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and such Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any such Borrowing to, or continuation of any such Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Borrowing.

           SECTION 2.13.  Increased Costs.

           (a)  If any Change in Law shall:

              (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the LC Issuing Lender; or

             (ii) impose on any Lender or the LC Issuing Lender or the London interbank market any other condition affecting this Agreement or
      Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the LC Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the LC Issuing Lender hereunder (whether of principal, interest or otherwise), then, upon delivery of the certificate provided for in Section 2.13(c), the Borrower will pay to such Lender or the LC Issuing Lender, as the case may be, such additional amount


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                             - 45 -


or amounts as will compensate such Lender or the LC Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

           (b) If any Lender or the LC Issuing Lender reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the LC Issuing Lender's capital or on the capital of such Lender's or the LC Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the LC Issuing Lender, to a level below that which such Lender or the LC Issuing Lender or such Lender's or the LC Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the LC Issuing Lender's policies and the policies of such Lender's or the LC Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the LC Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuing Lender, or such Lender's or the LC Issuing Lender's holding company, for any such reduction suffered.

           (c) A certificate of a Lender or the LC Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the LC Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.13 shall be delivered to the Borrower and shall be conclusive so long as it reflects a reasonable basis for the calculation of the amounts set forth therein and does not contain any manifest error. The Borrower shall pay such Lender or the LC Issuing Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

           (d) Failure or delay on the part of any Lender or the LC Issuing Lender to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender's or the LC Issuing Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the LC Issuing Lender pursuant to this Section 2.13 for any increased costs or reductions incurred more than six months prior to the date that such Lender or the LC Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the LC Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

           SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto or (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable and


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                             - 46 -


is revoked in accordance herewith), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.

           In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of

              (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period (the "Breakage Period") from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over

             (ii) the amount of interest that such Lender would earn on such principal amount for the Breakage Period if such Lender were to invest such principal amount for the Breakage Period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for U.S. dollar deposits from other banks in the eurodollar market at the commencement of the Breakage Period.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

           SECTION 2.15.  Taxes.

           (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) the Administrative Agent, Lender or the LC Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

           (b) In addition the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.



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                             - 47 -


           (c) The Borrower shall indemnify the Administrative Agent, each Lender and the LC Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) paid by the Administrative Agent, such Lender or the LC Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the LC Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or the LC Issuing Lender, shall be conclusive absent manifest error.

           (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

           (e) Any Foreign Lender that is entitled at any time under then current law to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), on or before Effective Date or such later date on which such Person becomes a Foreign Lender and at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

           SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-Offs.

           (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at such of its offices in New York City as shall be notified to the relevant parties from time to time, except payments to be made directly to the LC Issuing Lender as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15, 3.03 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is


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                             - 48 -


not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. dollars.

           (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

           (c) Except to the extent otherwise provided herein: (i) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 shall be made from the relevant Lenders, each payment of commitment fee under
Section 2.10 in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.03 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) Eurodollar Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class (in the case of conversions and continuations of Loans); (iii) each payment or prepayment by the Borrower of principal of Loans of a particular Class shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; (iv) each payment by the Borrower of interest on Loans of a particular Class shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; and (v) each payment by the Borrower of participation fees in respect of Letters of Credit shall be made for the account of the Revolving Credit Lenders pro rata in accordance with the amount of participation fees then due and payable to the Revolving Credit Lenders.

           (d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans (or participations in LC Disbursements) of any Class resulting in such Lender receiving payment of a greater proportion of the aggregate principal amount of its Loans (and participations in LC Disbursements) of such Class and accrued interest thereon than the proportion of such amounts received by any other Lender of any other Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans (and LC Disbursements) of the other Lenders to the extent necessary so that the benefit of such payments shall be shared by all the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans (and participations in LC Disbursements); provided that
(i) if any such participations are purchased and all or any


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                             - 49 -


portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans (or participations in LC Disbursements) to any assignee or participant, other than to any Credit Party or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

           (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the LC Issuing Lender entitled thereto (the "Applicable Recipient") hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Applicable Recipient the amount due. In such event, if the Borrower has not in fact made such payment, then each Applicable Recipient severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Applicable Recipient with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

           (f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d), 2.04(e), 2.05(b) or 2.16(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Section until all such unsatisfied obligations are fully paid.

           (g) Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any promissory notes prepared pursuant to Section 2.09(f) (including, without limitation, exercising any rights of setoff) without first obtaining the prior written consent of the Administrative Agent or the Required Lenders, it being the intent of the Lenders that any such action to protect or enforce rights under this Agreement and any promissory notes prepared pursuant to Section 2.09(f) shall be taken in concert and at the direction or with the consent of the Administrative Agent or the Required Lenders and not individually by a single Lender.

           SECTION 2.17. Mitigation  Obligations.  Upon the earliest to occur of
(i) notice or knowledge by Lender of any event that could result in or provide a basis for a request for compensation under Section 2.13 and a determination by such Lender that it will request such compensation, (ii) a request by Lender for compensation under Section 2.13, or


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


                             - 50 -


(iii) the Borrower being required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations, hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender; provided that such Lender shall not be required to make any such designation or assignment unless the Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection therewith.


                            ARTICLE III

                Guarantee by Subsidiary Guarantors

           SECTION 3.01. The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender, the LC Issuing Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower, all LC Disbursements and all other amounts from time to time owing to the Lenders, the LC Issuing Lender or the Administrative Agent by the Borrower hereunder or under any other Loan Document, and all obligations of the Borrower to any Lender under any Hedging Agreement, in each case strictly in accordance with the terms thereof and including any interest accruing after the commencement of any proceeding referred to in Article VIII (h) or (i), whether or not allowed as a claim in such proceeding (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

           SECTION 3.02. Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable


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                             - 51 -


discharge  or  defense  of a surety or  guarantor,  it being the  intent of this
Section 3.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:

           (a) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

           (b) any of the acts mentioned in any of the provisions hereof or of the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

           (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

           (d) any lien or security interest granted to, or in favor of, the Administrative Agent, the LC Issuing Lender or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the LC Issuing Lender or any Lender exhaust any right, power or remedy or proceed against the Borrower hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

           SECTION 3.03. Reinstatement. The obligations of the Subsidiary Guarantors under this Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary
Guarantors jointly and severally agree that they will indemnify the Administrative Agent, the LC Issuing Lender and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent, any Lender or the LC Issuing Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a


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                             - 52 -


preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

           SECTION 3.04. Subrogation. Each Subsidiary Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this Article III and further agrees, to the extent valid under applicable law, with the Borrower for the benefit of each of its creditors (including the LC Issuing Lender, each Lender and the Administrative Agent) that any such payment by it shall constitute a dividend by such Subsidiary Guarantor to the Borrower.

           SECTION 3.05. Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors on the one hand and the Administrative Agent, the Lenders and the LC Issuing Lender on the other hand, the obligations of the Borrower hereunder may be declared to be forthwith due and payable as provided in Article VIII or Section 2.04(i), as applicable (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII or Section 2.04(i), as applicable) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

           SECTION 3.06. Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article III constitutes an instrument for the payment of money, and consents and agrees that the LC Issuing Lender, any Lender or the Administrative Agent, at its sole option, in the event of a dispute by the Subsidiary Guarantors in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR
Section 3213.

           SECTION 3.07. Continuing Guarantee. The guarantee in this Article III is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

           SECTION 3.08. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such


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


                             - 53 -


Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 3.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article III and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

           For purposes of this Section 3.08, (a) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations,
(b) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (c) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (i) the amount by which the aggregate fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of, or ownership interest in, any other
Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (ii) the amount by which the aggregate fair saleable value of all properties of all of the Credit Parties exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Credit Parties, determined (x) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (y) with respect to any other Subsidiary
Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

           SECTION 3.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section  3.01 would  otherwise,  taking into account the  provisions  of Section
3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.




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                             - 54 -


                            ARTICLE IV

                  Representations and Warranties

           The Borrower and each Subsidiary Guarantor represents and warrants to the Lenders, the LC Issuing Lender and the Administrative Agent, as to itself and each of its Subsidiaries, that:

           SECTION 4.01. Organization; Powers. The Borrower and each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Borrower and each Subsidiary has all requisite power and authority under its organizational documents to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

           SECTION 4.02. Authorization; Enforceability. The Transactions are within the corporate power of each Credit Party and have been duly authorized by all necessary corporate and, if required, stockholder action on the part of such Credit Party. Each of this Agreement and the other Loan Documents has been duly executed and delivered by each Credit Party party thereto and constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

           SECTION 4.03. Governmental Approvals; No Conflicts.  The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (b) will not violate any applicable law, policy or regulation or the charter, by-laws or other organizational documents of any Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party, or any of its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party, and (d) except for the Liens created by the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Credit Parties.

           SECTION 4.04.  Financial Condition; No Material Adverse Change.

           (a) The Borrower has heretofore delivered to the Lenders the following financial statements:

           (i) the respective audited consolidated balance sheet and statements of income, retained earnings and cash flow of the Borrower and its Consolidated


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                             - 55 -


      Subsidiaries as of and for the fiscal years ended December 31, 1994 and December 31, 1995, reported on by Coopers & Lybrand, independent public accountants; and

             (ii) the unaudited consolidated balance sheet and statements of income, retained earnings and cash flow of the Borrower and its Consolidated Subsidiaries as of and for the nine-month period ended September 30, 1996, certified by a Financial Officer.

Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of such unaudited statements.

           (b) Since December 31, 1995, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Consolidated Subsidiaries taken as a whole.

           (c) None of the Borrowers nor any of its Subsidiaries has on the date of this Agreement any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material (as determined in accordance with GAAP), except as referred to or reflected or provided for in the balance sheets as at September 30, 1996 referred to above.

           SECTION 4.05.  Properties.

           (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

           (b) Except as set forth on Schedule 4.05 hereto, as of the date hereof, (i) each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and (ii) the conduct of the business of the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, in both cases except for any such failure to own or have a license to use, and except for any such infringements, that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. In the opinion of the Borrower, the matters set forth on Schedule 4.05 hereto, both individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.



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                             - 56 -


           SECTION 4.06.  Litigation and Environmental Matters.

           (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any of the Credit Parties, threatened against or affecting, the Borrower or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters listed on Schedule 4.06) or (ii) that involve any of the Loan Documents, the Tax Sharing Agreement or the Transactions.

           (b) The Borrower and each of its Subsidiaries have obtained all permits, licenses, registrations and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license, registration or authorization could not reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses, registrations and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder except to the extent failure to comply could not reasonably be expected to have a Material Adverse Effect. No action to revoke any permit, license or other authorization, the lack of which could reasonably be expected to have a Material Adverse Effect, is pending or threatened in writing. In addition, except for the Disclosed Matters listed on
Schedule 4.06, as of the date of this Agreement:

              (i) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best knowledge of the Borrower, threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any Subsidiary to have any permit, license or authorization required in connection with the conduct of the business of the Borrower or any Subsidiary or with respect to any handling generation, treatment, storage, recycling, transportation, discharge or disposal, or any threatened Release or Release of any Hazardous Materials generated by the Borrower or any Subsidiary that has not been fully satisfied or discharged as of the date hereof.

             (ii) Neither the Borrower nor any Subsidiary has Released Hazardous Material on any property now or previously owned or leased by the Borrower or any Subsidiary in a manner or to an extent that it has, or may reasonably be expected to have, a Material Adverse Effect; and to the best knowledge of the Borrower after due inquiry, (w) no polychlorinated biphenyl is present, (x) no asbestos is present, and (y) there are no underground storage tanks, active or abandoned, at, or under any property now or previously owned or leased by the Borrower or any Subsidiary, during any


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                             - 57 -


      period that the Borrower or any Subsidiary owned or leased such property or, to the knowledge of the Borrower or any Subsidiary, prior thereto.

            (iii) To the best knowledge of the Borrower after due inquiry, neither the Borrower nor any Subsidiary has transported or arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any similar state list.

             (iv) No written notification of a Release of a Hazardous Material has been filed by or on behalf of the Borrower or any Subsidiary and no property now or previously owned or leased by the Borrower or any Subsidiary is listed or, to the best knowledge of the Borrower, proposed for listing on the National Priorities list promulgated pursuant to CERCLA.

              (v) To the best knowledge of the Borrower, no Liens have arisen under or pursuant to any Environmental Laws on any of the real property or properties owned or leased by the Borrower or any Subsidiary, and, to the best knowledge of the Borrower, no government actions have been taken or are in process which could subject any of such properties to such Liens and neither the Borrower nor any Subsidiary would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

             (vi) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by third party consultants which are in the possession of the Borrower or any Subsidiary in relation to any property or facility now or previously owned or leased by the Borrower or any Subsidiary which have not been made available to the Lenders except analyses conducted in the ordinary course of business including without limitation, waste water monitoring and air emissions measurements.

            (vii) Neither the Borrower nor any Subsidiary has retained or assumed any liabilities (contingent or otherwise) in respect of any Environmental Claims (x) under the terms of any contract or agreement or
      (y) by operation of law as a result of the sale of assets or stock, which liabilities could reasonably be expected to have a Material Adverse Effect.

           (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.



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


                             - 58 -


           SECTION 4.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations, policies and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to be in compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

           SECTION 4.08. Investment and Holding Company Status. Neither the Borrower nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or
(b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

           SECTION 4.09. Taxes. Each of the Credit Parties and their respective subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

           SECTION 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date hereof, exceed by more than $13,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date hereof, exceed by more than $13,000,000 the fair market value of the assets of all such underfunded Plans.

           SECTION 4.11. Disclosure. None of the financial statements, certificates or other information (including, without limitation, the
Information Memorandum dated December, 1996 prepared by the Borrower in contemplation hereof) furnished in writing by or on behalf of the Credit Parties to the Administrative Agent or any Lender in connection with this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contain, as of the date hereof, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower and its Subsidiaries represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.


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


                             - 59 -



           SECTION 4.12. Capitalization. The authorized capital stock of the Borrower consists, on the date hereof, of an aggregate of 1,000 shares consisting of (i) 1,000 shares of common stock, par value $10.00 per share, of which, as at the date hereof, 1,000 shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable. As of the date hereof, (x) there are no outstanding Equity Rights with respect to the Borrower and (y) there are no outstanding obligations of the Borrower or any Subsidiary to repurchase, redeem, or otherwise acquire any shares of capital stock of the Borrower nor are there any outstanding obligations of the Borrower or any Subsidiary to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower or any Subsidiary.

           SECTION 4.13.  Material Agreements and Liens.

           (a) Schedule 4.13 is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, guarantee or other arrangement providing for or otherwise relating to any Indebtedness of, the Borrower or any Subsidiary (other than such arrangements between the Borrower and a Subsidiary or between one or more Subsidiaries), the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000 (other than the Loan Documents) and, as of the date of this Agreement, the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement is correctly described in Schedule 4.13.

           (b) Schedule 4.13 hereto is a complete and correct list, as of the date of this Agreement, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000 and covering any property of the Borrower or any Subsidiary, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in
Schedule 4.13.

           SECTION 4.14.  Subsidiaries.

           (a) Set forth in Schedule 4.14 is a complete and correct list of all of the Subsidiaries of the Borrower as of the date hereof and of all Investments held by the Borrower or any of its Subsidiaries in any joint venture or other Persons of the date hereof together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in
Schedule 4.14, (x) the Borrower and its respective subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person and all Investments shown to be held by it in Schedule 4.14, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no


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                             - 60 -


outstanding  Equity  Rights with respect to such Person.  Except as set forth on
Schedule 4.14, all of the capital stock of each of the Foreign Subsidiaries that is owned, directly or indirectly, by the Borrower is owned, directly or indirectly, by Rheox International.

           (b) Except as provided in the arrangements described on Schedule 4.13 or on Schedule 4.14, as of the date of this Agreement, none of the Subsidiaries of the Borrower is subject to any indenture, agreement, instrument or other arrangement containing any provision of the type described in Section 7.07.

           SECTION 4.15. Certain Documents. The Borrower heretofore or on the date hereof has furnished to the Administrative Agent true and complete copies of (a) the Tax Sharing Agreement, as amended and in effect on the date hereof or, if not in effect on the date hereof, in substantially the form in which such Tax Sharing Agreement will be executed, (b) each other Ancillary Agreement in effect on the date hereof or if not in effect on the date hereof, in substantially the form in which such Ancillary Agreement will be executed and
(c) the Restructuring Documents, as amended and in effect on the date hereof.


                             ARTICLE V

                            Conditions

           SECTION 5.01. Effective Date. The amendment and restatement of the Existing Credit Agreement provided for herein shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

           (a) Counterparts of Agreement. The Administrative Agent (or Special Counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

           (b) Opinions of Counsel to Credit Parties and NL. The Administrative Agent (or Special Counsel) shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Bartlit, Beck, Herman, Palenchar & Scott, counsel to the Credit Parties, substantially in the form of Exhibit B, and covering such other matters relating to the Credit Parties, this Agreement, the other Loan Documents or the Transactions as the Required Lenders shall request and (ii) counsel to the Borrower in the states where the properties covered by the Mortgage and each Existing Mortgage is located, satisfactory to the Administrative Agent in form and substance (and each Credit Party hereby requests such counsel to deliver such opinion).


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                             - 61 -



           (c) Opinion of Special Counsel. The Administrative Agent shall have received a favorable written legal opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Special Counsel, substantially in the form of Exhibit C (and the Administrative Agent requests Special Counsel to deliver such opinion).

           (d) Corporate Matters. The Administrative Agent (or Special Counsel) shall have received such documents and certificates as the Administrative Agent or Special Counsel may reasonably request relating to the organization, existence and good standing of each Credit Party and NL, the authorization of the Transactions and any other legal matters relating to the Credit Parties, NL, this Agreement, the other Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

           (e) Financial Officer Certificate. The Administrative Agent (or Special Counsel) shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 5.02.

           (f) Notes. The Administrative Agent (or Special Counsel) shall have received for each Lender that shall have requested a promissory note, a duly completed and executed promissory note for such Lender.

           (g) NL Pledge Agreement. The Administrative Agent (or Special Counsel) shall have received (i) from NL a counterpart of the NL Pledge Agreement signed on behalf of NL and (ii) the stock certificates identified under the name of NL in Annex 1 thereto, accompanied by undated stock powers executed in blank. In addition, NL shall have taken such other action (including delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the NL Pledge Agreement to give effect to the priority contemplated therefor.

           (h) Security Agreement. The Administrative Agent (or Special Counsel) shall have received (i) from the Borrower and each Subsidiary Guarantor, a counterpart of the Security Agreement signed on behalf of such Credit Party and (ii) the stock certificates identified under the name of such Credit Party in Annex 1 thereto, accompanied by undated stock powers executed in blank. In addition, each of the Borrower and the Subsidiary Guarantors shall have taken such other action (including delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests


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                             - 62 -


      created pursuant to the Security Agreement to give effect to the priority contemplated therefor.

           (i) Mortgage and Title Insurance. The Administrative Agent (or Special Counsel) shall have received (i) from the Borrower, a counterpart of the Mortgage signed on behalf of the Borrower, (ii) one or more mortgagee policies of title insurance on forms of and issued by one or more title companies satisfactory to the Administrative Agent (the "Title Companies"), insuring the validity and priority of the Liens created under the Mortgage for and in amounts satisfactory to the Administrative Agent, subject only to such exceptions as are satisfactory to the Administrative Agent and containing such affirmative coverage and endorsements as the Lenders may require and, to the extent necessary under applicable law, for filing in the appropriate county land office(s), Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed, (iii) an as-built survey of recent date of the facilities to be covered by the Mortgage, showing such matters as may be required by the Administrative Agent, which surveys shall be in form and content acceptable to the Administrative Agent, and certified to the Administrative Agent and the Title Companies, and shall have been prepared by a registered surveyor acceptable to the Administrative Agent, and (iv) certified copies of permanent and unconditional certificates of occupancy (or, if it is not the practice to issue certificates of occupancy in the jurisdiction in which the facilities to be covered by the Mortgage is located, then such other evidence reasonably satisfactory to each Lender) permitting the fully functioning operation and occupancy of each such facility and of such other permits as the Administrative Agent may request necessary for the use and operation of each such facility issued by the respective Governmental Authorities having jurisdiction over each such facility. In addition, the Borrower shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies and in addition shall have paid to the Title Companies an amount equal to the recording and stamp taxes payable in connection with recording the Mortgage in the appropriate county land office(s).

           (j)  Mortgage  Amendments.   The  Administrative  Agent  (or  Special
      Counsel) shall have received (i) from any Credit Party party to any Existing Mortgage, a counterpart of a Mortgage Amendment signed on behalf of such Credit Party and amending such Mortgage and (ii) commitments for title insurance policies or endorsements to existing title insurance policies in a form acceptable to the Administrative Agent insuring the validity and priority of the Liens created under each of the Existing Mortgages (as amended by the Mortgage Amendments) for and in amounts satisfactory to the Administrative Agent, subject only to such exceptions as are satisfactory to the Agent and containing such affirmative coverage and endorsements as the Lenders may require and, to the extent necessary under applicable law, for filing in the appropriate county and offices, Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly


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                             - 63 -


      executed. In addition, the applicable Credit Parties shall have (x) caused to be delivered to the applicable title companies such affidavits and other documents required by such title companies, including, if required by the respective title companies in order to provide title insurance coverage acceptable to the Administrative Agent, a re-certification by a registered surveyor acceptable to the applicable title company of as-built surveys of each of the facilities covered by the Existing Mortgages, which surveys shall be in form and content acceptable to the applicable title company and certified to the Administrative Agent and the applicable title insurance company, necessary to omit from the title insurance policies or endorsements thereto the standard survey exception and (y) caused to be paid to the applicable title insurance company all expenses and premiums in connection with the issuance of the title insurance and an amount equal to the recording and stamp taxes payable in connection with recording each Mortgage Amendment in the appropriate county land office.

           (k) Intercompany Note Subordination Agreement. The Administrative Agent (or Special Counsel) shall have received (i) from each of NL and
      Rheox, Inc., a counterpart of the Intercompany Note Subordination Agreement signed on behalf of NL and Rheox Inc.

           (l) Insurance. The Administrative Agent (or Special Counsel) shall have received certificates of insurance evidencing the existence of all insurance required to be maintained by the Borrower and its Subsidiaries pursuant to Section 6.06 and the designation of the Administrative Agent as the loss payee thereunder to the extent required by Section 6.06 in respect of all insurance covering tangible property, such certificates to be in such form and contain such information as is specified in Section 6.06.

           (m) Other Loan Documents. The Administrative Agent (or Special Counsel) shall have received (i) from the Borrower and each Subsidiary Guarantor, a counterpart of the Conditional Assignment of and Security Interest in Patent Rights, the Conditional Assignment of and Security Interest in Trademark Rights and the Copyright Security Agreement signed on behalf of such Credit Party. In addition, each of the Borrower and the Subsidiary Guarantors shall have taken such other action (including delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement to give effect to the priority contemplated therefor.

           (n) Solvency Analysis. The Administrative Agent (or Special Counsel) shall have received (i) analyses from Valuation Research Corporation, or any other firm of independent solvency analysts of nationally recognized standing, to the effect that, as


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                             - 64 -


      of the Effective Date and after giving effect to the making of the Loans hereunder and to the other transactions contemplated hereby, (x) the aggregate value of all properties of the Borrower and its Subsidiaries at their present fair saleable value (i.e., the amount which may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Borrower and its Subsidiaries, (y) the Borrower and its Subsidiaries will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted and (z) the Borrower and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature and (ii) a certificate from a Financial Officer of the Borrower certifying that the financial projections were at the time made, and on the Effective Date are, based on reasonable assumptions and are accurately computed based on such assumptions, and containing such other certifications relating to the valuation analyses as the Administrative Agent may reasonably request.

           (o) Financial Projections. The Administrative Agent shall have received financial projections prepared in good faith and based on reasonable assumptions by a Financial Officer, satisfactory in scope and substance to the Lenders, as to the annual financial results of the Borrower and its Subsidiaries for a period of seven years after the Effective Date.

           (p) Ancillary Agreements. The Administrative Agent (or Special Counsel) shall have received (i) copies of each of the Ancillary Agreements, including, but not limited to, the Tax Sharing Agreement as executed and delivered by the parties thereto, and (ii) a certificate from a senior officer of the Borrower to the effect that such copies are true and complete copies the Ancillary Agreements as in effect on the Effective Date.

           (q) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or any Lender or Special Counsel shall have reasonably requested.

           (r) Amounts Owing under the Existing Credit Agreement. The Administrative Agent shall have received evidence that the Borrower shall have paid or provided for the payment to the Agent under the Existing Credit Agreement the principal amount of all loans outstanding thereunder and all accrued and unpaid interest, fees and expenses owing by the Borrower thereunder.



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                             - 65 -


           (s) Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all legal fees and expenses and other out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

           (t) Special Dividend. The Administrative Agent shall have received a certificate of a Financial Officer of the Borrower, dated the Effective Date, confirming that the Special Dividend, in the amount of $30,000,000, will be paid on the Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the amendment and restatement of the Existing Credit Agreement contemplated hereby shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on February 28, 1997 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

           SECTION 5.02. Each Extension of Credit. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the LC Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

           (a) Representations and Warranties. The representations and warranties of each Credit Party set forth in this Agreement and the other Loan Documents, and the representations and warranties of NL set forth in the NL Pledge Agreement, shall be true and correct on and as of the date of such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, both before and after giving effect thereto and to the use of the proceeds thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date).

           (b) No Defaults. At the time of such Borrowing, and based upon the intended use thereof and immediately after giving effect to such Borrowing and the intended use thereof, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, no Default shall have occurred and be continuing.

Each Borrowing Request, or request for issuance, amendment, renewal or extension of a Letter of Credit, shall be deemed to constitute a representation and warranty by the Borrower (both as of the date of such Borrowing Request, or request for issuance, amendment, renewal or extension, and as of the date of the related Borrowing or issuance, amendment, renewal or extension) as to the matters specified in paragraphs (a) and (b) of this Section 5.02.



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                             - 66 -



                            ARTICLE VI

                       Affirmative Covenants

           Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Borrower and the Subsidiary Guarantors covenants and agrees with the Lenders that:

           SECTION  6.01.  Financial  Statements  and  Other  Information.   The
Borrower will furnish to the Administrative Agent and each Lender:

           (a) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower:

                   (i) consolidated and consolidating statements of income and retained earnings and consolidated statements of cash flow of the Borrower and its Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form with respect to consolidated statements only, the corresponding consolidated figures for the preceding fiscal year,

                  (ii) an opinion of independent certified public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) stating that said consolidated financial statements referred to in the preceding clause (i) present fairly, in all material respects, the consolidated financial condition and consolidated results of operations of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year in conformity with generally accepted accounting principles, and

                 (iii) a certificate of a Financial Officer stating that said consolidating financial statements referred to in the preceding clause (i) present fairly, in all material respects, the financial condition and results of operations on a consolidating basis of the Borrower and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

           (b) as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower:



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                             - 67 -


                   (i) consolidated statements of income and retained earnings and consolidated statements of cash flow of the Borrower and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period, setting forth in each case in comparative form, the corresponding consolidated figures for the corresponding period in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year),

                  (ii) a certificate of a Financial Officer, which certificate shall state that said financial statements referred to in the preceding clause (i) present fairly, in all material respects, the consolidated financial condition and results of operations of the Borrower and its Subsidiaries;

           (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer (the "Financial Certificate") (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 7.08, including a calculation of the Leverage Ratio as at the last day of the fiscal quarter or fiscal year, as the case may be, in respect of which such financial statements are delivered, and setting forth a reasonably detailed calculation of EBITDA for (x) in the case of financial statements delivered under clause (a) above, the fiscal year in respect of which such financial statements are being delivered and (y) in the case of financial statements delivered under clause (b) above, the period of the four consecutive fiscal quarters ending on the last day of the fiscal quarter in respect of which such financial statements are being delivered and (iii) stating whether any material change in GAAP or in the application thereof has been adopted by the Borrower since the date of the audited financial statements referred to in Section 4.04 and, if any such change has been adopted by the Borrower, specifying the effect of such change on the financial statements accompanying such certificate;

           (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

           (e) within 105 days following the last day of each fiscal year of the Borrower, commencing with fiscal year 1997, a report of a qualified employee or agent (familiar with the identification of toxic and hazardous substances) stating that, except as expressly described in such report, to the best of such Person's knowledge, after due


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                             - 68 -


      inquiry, each of the Borrower and its Subsidiaries is, as of the last day of such fiscal year, in compliance with all applicable Environmental Laws (except to the extent failure so to comply could not reasonably be expected to have a Material Adverse Effect); and

           (f) not later than April 15 of each year, commencing with April 15, 1998, financial projections prepared in good faith based on reasonable assumptions by a Financial Officer, of the projected annual consolidated financial statements of the Borrower and its Subsidiaries through the period ending on December 31, 2003;

           (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

           SECTION 6.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

           (a) the occurrence of any Default describing the same in reasonable detail and describing the steps being taken to remedy same;

           (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower, any Subsidiary that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

           (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $2,000,000; and

           (d) any other event that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 6.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

           SECTION 6.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries (other than Inactive Subsidiaries) to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent the failure to preserve, renew and keep in full force and effect any thereof


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                             - 69 -


could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03.

           SECTION 6.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

           SECTION 6.05. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to so maintain such properties could not reasonably be expected to have a Material Adverse Effect.

           SECTION 6.06. Maintenance of Insurance. The Borrower will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations, provided that in any event the Borrower will maintain (with respect to itself and each of its Subsidiaries):

           (a) Property Insurance -- insurance against loss or damage covering all of the tangible real and personal property and improvements of the Borrower and each of its Subsidiaries by reason of any Peril (as defined below) in such amounts (subject to reasonable deductibles) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy but in any event in an amount (i) in the case of fixed assets and equipment, at least equal to 100% of the actual replacement cost of such assets, subject to deductibles as aforesaid and (ii) in the case of inventory, not less than the fair market value thereof, subject to deductibles as aforesaid. Without limiting the foregoing, the Borrower shall in any event cover any property constituting improved real estate located in a "special flood hazard area" in a "participating community" as described in 12 CFR Part 22 with flood insurance in an amount at least equal to the lesser of the outstanding principal amount of the Obligations or the replacement cost of that property in the "special flood hazard area".

           (b) Automobile Liability Insurance for Bodily Injury and Property Damage --insurance in respect of all vehicles (whether owned, hired or rented by the Borrower or


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                             - 70 -


      any of its Subsidiaries) at any time located at, or used in connection with, its properties or operations against liability for bodily injury and property damage in such amounts as are then customary for vehicles used in connection with similar properties and businesses, but in any event to the extent required by applicable law.

           (c) Comprehensive General Liability Insurance -- insurance against claims for bodily injury, death or property damage occurring on, in or about the properties (and adjoining streets, sidewalks and waterways) of the Borrower and its Subsidiaries, in such amounts as are then customary for property similar in use in the jurisdictions where such properties are located.

           (d)  Workers'   Compensation   Insurance  --  workers'   compensation
      insurance  (including   Employers'  Liability  Insurance)  to  the  extent
      required by applicable law.

           (e) Product Liability Insurance -- insurance against claims for bodily injury, death or property damage resulting from the use of products sold by the Borrower or any of its Subsidiaries in such amounts as are then customarily maintained by responsible persons engaged in businesses similar to that of the Borrower and its Subsidiaries.

           (f) Business Interruption Insurance -- insurance against loss of operating income (subject to a deductible, or self-insured amount, not in excess of $1,000,000) by reason of any Peril.

           (g) Other Insurance -- such other insurance, in each case as generally carried by owners of similar properties in the jurisdictions where such properties are located, in such amounts and against such risks as are then customary for property similar in use.

Such insurance shall be written by financially responsible companies selected by the Borrower and having an A.M. Best rating of "A+" or better and being in a financial size category of XIV or larger, or by other companies reasonably acceptable to the Administrative Agent (including an insurer that is an Affiliate of the Borrower provided that all insurance with such Affiliate is reinsured on terms (including an insolvency provision) and with reinsurers reasonably acceptable to the Administrative Agent), and (other than workers'
compensation) shall name the Administrative Agent as an additional insured to the extent of the Borrower's liability under this Agreement, or loss payee, as its interests may appear. Each policy referred to in this Section 6.06 shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' written notice to the
Administrative   Agent  and  shall  also  provide  that  the  interests  of  the
Administrative Agent, the Lenders and the LC Issuing Lender shall not be invalidated by any act or negligence of the Borrower or any Person having an interest in any property covered by any mortgage nor by occupancy or use of any such property for purposes more hazardous than permitted by such policy nor by


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                             - 71 -


any foreclosure or other proceedings relating to such property. The Borrower will advise the Administrative Agent promptly of any policy cancellation, material reduction or other material amendment.

           On or before the Effective Date the Borrower will deliver to the Administrative Agent certificates of insurance satisfactory to the Administrative Agent evidencing the existence of all insurance required to be maintained by the Borrower hereunder setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage and showing that such insurance is in effect. Thereafter, on or before the date 30 days after the expiration or renewal date of each insurance policy required hereunder the Borrower will deliver to the Administrative Agent certificates of insurance evidencing that all insurance required to be maintained by the Borrower hereunder is in effect. In addition, the Borrower will not modify in any material (in the reasonable judgment of the Borrower) respect any of the provisions of any policy with respect to property insurance, without notifying the Administrative Agent and providing such information in respect thereof as the Administrative Agent may request. The Borrower will not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 6.06 unless the Administrative Agent is an additional insured thereunder, with loss payable as provided herein. The Borrower will immediately notify the Administrative Agent whenever any such separate insurance is obtained and shall deliver to the Administrative Agent the certificates evidencing the same.

           Without limiting the obligations of the Borrower under the foregoing provisions of this Section 6.06, in the event the Borrower shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 6.06, then the Administrative Agent may, but shall have no obligation so to do, procure insurance covering the interests of the Administrative Agent, the Lenders and the LC Issuing Lender in such amounts and against such risks as the Administrative Agent (or the Required Lenders) shall deem appropriate and the Borrower shall reimburse the Administrative Agent in respect of any reasonable premiums paid by the Administrative Agent in respect thereof.

           For purposes hereof, the term "Peril" means, collectively, fire, lightning, flood, windstorm, hail, earthquake, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the properties of the Borrower and its Subsidiaries are located.

           The requirements of this Section 6.06 shall apply only to insurance coverage with respect to the Borrower and its Subsidiaries and shall not affect or limit any insurance, amendments, cancellations or any changes with regard to insurance coverage for other entities insured under policies that also cover the Borrower and its Subsidiaries.



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                             - 72 -


           SECTION 6.07. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Subject to Section 10.12, the Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

           SECTION 6.08. Fiscal Year. The Borrower and its Subsidiaries will not change the last day of their fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of their fiscal years from March 31, June 30, and September 30 of each year, respectively.

           SECTION 6.09. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries (other than Inactive Subsidiaries) to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

           SECTION 6.10.  Use of Proceeds.

           (a) Term Loans.  The  proceeds of the Term Loans shall be used solely
(i) to pay certain Indebtedness of the Borrower, including interest thereon, outstanding on the date hereof listed on Schedule 6.10, (ii) to finance, on the Effective Date, the payment of $15,000,000 of the Special Dividend and (iii) to pay related fees and expenses of the Borrower. The Borrower shall repay in full the indebtedness evidenced by the Subordinated Note on the Effective Date.

           (b) Revolving Credit Loans. The proceeds of the Revolving Credit Loans shall be used solely (i) for working capital and general corporate purposes and (ii) to finance, on the Effective Date, the payment, in a single installment, of $15,000,000 of the Special Dividend.

           No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.

           SECTION 6.11. Hedging Agreements. Within 120 days after the Effective Date, the Borrower will enter into and, thereafter maintain in full force and effect for a period at all times of at least four years, one or more Hedging Agreements with one or more of the


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


                             - 73 -


Lenders (and/or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000), that satisfy the following requirements:

           (a) the notional principal amount of such Hedging Agreement(s), shall be at least equal to $50,000,000; and

           (b) each such Hedging Agreement shall enable the Borrower, as at any date, to protect itself in a manner reasonably satisfactory to the Required Lenders against interest rate fluctuations.

           SECTION  6.12.  Certain  Obligations   Respecting   Subsidiaries  and
Collateral Security.

           (a) Subsidiary Guarantors. The Borrower shall take such action, and shall cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Domestic Subsidiaries (other than Inactive Subsidiaries) are Subsidiary Guarantors, and, thereby, "Credit Parties" hereunder and under the Security Agreement. Without limiting the generality of the foregoing, in the event that the Borrower shall form or acquire any new Domestic Subsidiary after the date hereof which the Borrower or such Subsidiary anticipates will not be an Inactive Subsidiary (or in the event that any theretofore Inactive Subsidiary that is a Domestic Subsidiary shall cease to be an Inactive Subsidiary), the Borrower will, and will cause each of its Subsidiaries to, cause such new Domestic Subsidiary (or such theretofore Inactive Subsidiary) within ten Business Days of such formation or acquisition notify the Administrative Agent of such formation or acquisition and promptly take all such actions as the Administrative Agent may request to cause such Subsidiary to become a "Subsidiary Guarantor" (and thereby, a "Credit Party") hereunder and under the Security Agreement pursuant to a written instrument in form and substance reasonably satisfactory to the Administrative Agent, to become a party to the Security Agreement and to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents (including Uniform Commercial Code Financing Statements) as are consistent with those delivered by Credit Party pursuant to Section 5.01 or as the Required Lenders or the Administrative Agent shall have requested.

           (b) Ownership of Subsidiaries. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Borrower and each of its Subsidiaries at all times owns
(subject only to the Lien of the Security Agreement) at least the same percentage of the issued and outstanding shares of each class of stock of or other ownership interest in each of its Subsidiaries as is owned on the date hereof (except as otherwise permitted by Section 7.03 and subject to Section 7.11). Without limiting the generality of the foregoing, none of the Borrower nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any shares of stock of or other ownership interest in any Subsidiary owned by them, nor permit any Subsidiary to issue any shares of stock of any class whatsoever to any Person (except as otherwise permitted by


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                             - 74 -


Section 7.03 and, subject to Section 7.11, to the Borrower or a Subsidiary). In the event that any such additional shares of stock or other ownership interest shall be issued by any Domestic Subsidiary, the respective Credit Party agrees forthwith to deliver to the Administrative Agent pursuant to the Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers duly executed in blank and shall take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Agreement.

           SECTION 6.13. Environmental Laws and Permits. Without limiting the Borrower's obligations under Section 6.09, the Borrower will, and will cause each of its Subsidiaries to, (a) comply in all material respects with all Environmental Laws now or hereafter applicable to the Borrower and its Subsidiaries, (b) when and to the extent required by any Governmental Authority after exhaustion of all available administrative and judicial remedies, carry out environmental investigatory and response actions at any property of the Borrower or any of its Subsidiaries under applicable Environmental Laws, and (c) obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and maintain such authorizations in full force and effect.

           SECTION 6.14.  Environmental Notices.

           (a) The Borrower will, and will cause each of its Subsidiaries to, promptly and in no event later than thirty days after it has received the same, furnish to the Administrative Agent (i) all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings, administrative, civil or criminal, at law or in equity, received by the Borrower or any Subsidiary or of which it has notice, pending or threatened against the Borrower or any Subsidiary by any Governmental Authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, if such alleged violation or non-compliance could reasonably be expected to have a Material Adverse Effect and (ii) written notification of any condition or occurrence at, on, or arising from the property of the Borrower or any Subsidiary that results in its non-compliance with any applicable Environmental Law, which violation or non-compliance could reasonably be expected to have a Material Adverse Effect.

           (b) The Borrower will, and will cause each of its Subsidiaries to, promptly and in no event later than thirty days after it has received the same, furnish to the Administrative Agent all requests for information, notices of claim, demand letters, and other notifications, received by the Borrower or any Subsidiary, that in connection with its ownership or use of any real estate or the conduct of its business, it may be potentially responsible with respect to any investigation or clean-up of Hazardous Material at any location, which investigation or clean-up could reasonably be expected to have a Material Adverse Effect.



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                             - 75 -


           (c) Upon receipt of any notice provided to the Administrative Agent pursuant to clause (a) or (b) of this Section 6.14, the Required Lenders shall have the right to retain the services of an independent environmental consulting firm acceptable to the Borrower (the "Environmental Consultant") to conduct an environmental assessment of the property, operation or environmental condition described in such notice. As a result of such environmental assessment, the Environmental Consultant may prepare a written recommendation of what, if any, technical action should be taken by the Borrower or its Subsidiaries to remedy the environmental condition in accordance with good commercial practices or in compliance with applicable Environmental Laws. The environmental assessment shall be conducted during normal business hours and with reasonable prior notice to the Borrower but such environmental assessment shall not include the physical collection of any samples. The Borrower shall have sole responsibility for all costs and reasonable out-of-pocket expenses associated with such environmental assessment.

           SECTION 6.15. Environmental Audit and Remedial Action. Upon the occurrence and during the continuation of an Event of Default, the Borrower will, and will cause each of its Subsidiaries to, conduct and complete all investigations, studies, sampling and testing and all remedial, removal and other actions reasonably requested by the Administrative Agent on behalf of the Required Lenders.


                            ARTICLE VII

                        Negative Covenants

           Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower and the Subsidiary Guarantors covenant and agree with the Lenders that:

           SECTION 7.01. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

           (a)  Indebtedness created hereunder;

           (b)  Indebtedness  existing  on the  date  hereof  and set  forth  in
      Schedule 7.01, and any extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the principal amount thereof from the amount set forth in Schedule 7.01 or, in the case of the lines of credit, the aggregate amount of lines of credit set forth on Schedule 7.01 and that do not contain terms and conditions that are materially more restrictive to the Borrower and its Subsidiaries than the terms and conditions of the Indebtedness so extended, renewed, refinanced or replaced;



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                             - 76 -


           (c) Indebtedness of the Borrower and its Subsidiaries to each other, provided that (i) no such Indebtedness shall be owed by the Borrower or any of the Domestic Subsidiaries other than Rheox International to any of the Foreign Subsidiaries and no such Indebtedness shall be owed by any of the Foreign Subsidiaries to any of the Borrower and the Domestic Subsidiaries other than Rheox International and (ii) if the aggregate outstanding principal amount of Indebtedness owed by Rheox International to the Borrower and the Domestic Subsidiaries exceeds $2,000,000 at any time, an amount equal to the excess shall be evidenced solely by one or more promissory notes of Rheox International pledged to the Administrative Agent under the Security Agreement;

           (d) until the initial borrowing hereunder, Indebtedness of the Borrower to NL evidenced by the Subordinated Note;

           (e) Indebtedness of Rheox Limited to NL evidenced by the Subordinated Intercompany Note;

           (f) Indebtedness of up to $500,000 in the form of Guarantees of Indebtedness of Enenco, so long as the Borrower owns, directly or indirectly, at least 50% of the equity interests in Enenco; and

           (g) additional Indebtedness of the Borrower in an aggregate principal amount up to but not exceeding $2,000,000 at any one time outstanding.

           SECTION 7.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

           (a)  Liens created under the Security Documents;

           (b)  Permitted Liens; and

           (c) Liens (including Capital Leases) on real and/or personal property acquired and/or constructed by the Borrower or any Subsidiary after the date hereof securing Indebtedness of the Borrower or such Subsidiary permitted by Section 7.01 in respect of the purchase price and/or construction cost of such property (including Indebtedness incurred to finance such acquisition and/or construction), provided that the aggregate principal amount of Indebtedness secured by each such Lien does not at any time exceed (i) the acquisition and/or construction cost of the related property referred to above or (ii) in the case of property subject to a Capital Lease, the Fair Market Value of the related property referred to above; and



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                             - 77 -


           (d) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 7.02 and Liens securing any Indebtedness incurred in connection with the refinancing of any Indebtedness secured by any Lien existing on the date hereof and set forth in Schedule 7.02, provided however that no property or asset may secure such Liens other than the property or asset covered by the related Lien existing on the date hereof and provided further that such Liens may not secure Indebtedness in a principal amount in excess of the principal amount set forth on Schedule 7.02.

           SECTION 7.03. Fundamental Changes. The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:

           (a) any Subsidiary other than Rheox International may merge into the Borrower in a transaction in which the Borrower is the surviving corporation;

           (b) any Subsidiary other than Rheox International may merge into another Subsidiary; provided that (i) if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation and (ii) if any such transaction shall be between a Subsidiary Guarantor and a Subsidiary not a Subsidiary Guarantor, and such Subsidiary Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents;

           (c) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets or property to the Borrower or to another Subsidiary;

           (d) the Borrower or any Subsidiary may make Dispositions to third parties with the approval of the Required Lenders;

           (e) the Borrower or any Subsidiary may sell, transfer, lease or otherwise dispose of any inventory or other assets or property in the ordinary course of business;

           (f) the Borrower or any Subsidiary may sell, transfer, lease or otherwise dispose of obsolete or worn-out property, tools or equipment no longer used or useful in its business so long as the amount thereof sold in any single fiscal year by the Borrower and its Subsidiaries shall not have a Fair Market Value in excess of $500,000; and


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                             - 78 -



           (g) the Borrower may sell, transfer, lease or otherwise dispose of the surplus parcels of real property in Alameda County, California owned by the Borrower and encumbered for the benefit of the Lenders as described in section (b) of the definition of "Existing Mortgages".

           SECTION  7.04.   Investments,   Loans,   Advances,   Guarantees   and
Acquisitions; Hedging Agreements.

           (a) The Borrower will not, and will not permit any its Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Investment, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

              (i)  Investments  outstanding  on the date hereof and set forth in
      Schedule 7.04, including such Investments in Enenco so set forth;

              (ii) Permitted Investments;

              (iii) Investments by the Borrower and any Subsidiary in the capital stock of and other ownership interests in other Subsidiaries (subject to Section 7.11);

              (iv) Indebtedness and advances permitted by Section 7.01(c);

              (v)  Guarantees  constituting  Indebtedness  permitted  by Section
      7.01;

              (vi) operating deposit accounts with banks;

              (vii) Distributor Affiliate Credit Extensions not exceeding $5,000,000 in the aggregate at any one time outstanding, provided that each Distributor Affiliate Credit Extension shall mature and be payable no later than the date 45 days after the date made;

              (viii)  Capital   Expenditures   (including  but  not  limited  to
      Acquisitions constituting Capital Expenditures) made by the Borrower or any Subsidiary as permitted under Section 7.08(e); and

              (ix) Investments in Enenco after the date of this Agreement of up to $750,000 in the form of capital contributions or loans and of up to $500,000 in the form of Guarantees of Indebtedness of Enenco, so long as the Borrower owns, directly or indirectly, at least 50% of the equity interests in Enenco; and



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                             - 79 -


              (x)  Investments  of the LC  Collateral  Account  as  provided  in
      Section 2.04(i).

           (b) The Borrower will not, and will not permit any Subsidiary to, enter into any Hedging Agreement, other than (i) Hedging Agreements required by
Section 6.11 and (ii) any other Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

           SECTION 7.05. Restricted Payments. The Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that so long as no Default exists or would result therefrom:

           (a) the Borrower may (i) declare and pay the portion of the Special Dividend payable from the proceeds of the Term Loans in cash; and (ii) declare and pay the portion of the Special Dividend payable from the proceeds of the Revolving Credit Loans in cash, provided that after giving effect thereto the aggregate unutilized amount of the Revolving Credit Commitments shall not be less than $7,500,000; and

           (b) the Borrower may declare and pay dividends in cash with respect to its capital stock after the second anniversary of the Effective Date, provided that (i) at the time of the declaration and at the time of payment of such dividends (and after giving effect thereto), the Fixed Charges Ratio shall not be less than 1.10 to 1 and (ii) the aggregate amount of such dividends paid in such fiscal year shall not exceed 40% of Excess Cash Flow for the immediately preceding fiscal year.

           SECTION 7.06. Transactions with Affiliates. Except as expressly permitted by this Agreement, the Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that:

           (a) the Borrower or any Subsidiary may enter into transactions with Affiliates (other than extension of Indebtedness by the Borrower or any Subsidiary to an Affiliate) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties;

           (b) any Affiliate who is an individual may serve as a director, officer, employee or consultant of the Borrower or any of Subsidiary and receive reasonable compensation for his or her services in such capacity;



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


                             - 80 -


           (c) Rheox GmbH, a German corporation, may pay dividends to all holders of interests in Rheox GmbH, provided that any such dividends are paid together with dividends to each holder of interest in Rheox GmbH ratably in accordance with their respective interests;

           (d) the Borrower and its  Subsidiaries may enter into and perform the
      Tax  Sharing   Agreement,   the  other   Ancillary   Agreements   and  the
      Restructuring Documents;

           (e) the Borrower may engage in the transactions with Enenco permitted under Sections 7.01, 7.03 and 7.04; and

           (f) the Borrower and its Subsidiaries may enter into Distributor Affiliate Credit Extensions permitted by Section 7.04.

           SECTION 7.07. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that
(i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.07 or related to the Indebtedness set forth in Schedule 7.01 (but shall apply to any extension or renewal of, or any amendment or modification resulting in any such restriction or condition becoming more restrictive), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, and (iv) the foregoing shall not apply to (x) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (y) to customary provisions in leases and other contracts restricting the assignment thereof.

           SECTION 7.08.  Certain Financial Covenants.

           (a) Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time during any of the periods set forth below to exceed the ratio set opposite such period below:


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                             - 81 -

                     Period                                              Ratio
                     ------                                              -----

From and including the Effective Date
through June 30, 1997 .......................................          3.75 to 1

From and including July 1, 1997
through September 30, 1997 ..................................          3.60 to 1

From and including October 1, 1997
through December 31, 1997 ...................................          3.50 to 1

From and including January 1, 1998
through December 31, 1998 ...................................          3.25 to 1

From and including January 1, 1999
through December 31, 2000 ...................................          3.00 to 1

From and including January 1, 2001 ..........................          2.50 to 1
and at all times thereafter

           (b) Tangible Net Worth. The Borrower will not permit Tangible Net Worth on any date to be less than an amount equal to negative (-) $52,000,000 plus the sum, for all of the fiscal quarters of the Borrower starting on or after January 1, 1997 and ending on or before such date for which the consolidated net income of the Borrower and its Subsidiaries was greater than zero (and excluding each fiscal quarter for which the consolidated net income of the Borrower and its Subsidiaries was less than zero), of 60% of the consolidated net income of the Borrower and its Subsidiaries for such fiscal quarters minus the Special Dividend.

           (c) Fixed Charges Ratio. The Borrower will not permit the Fixed Charges Ratio to be less than 1.000 to 1 at any time from and including the Effective Date through June 30, 1997 or 1.025 at any time thereafter.

           (d) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio at any time during any of the periods set forth below to be less than the ratio set opposite such period below:

                   Period                                                Ratio
                   ------                                                -----

From and including the Effective
Date through December 31, 1998 .............................           3.00 to 1

From and including January 1, 1999
and at all times thereafter ................................           3.50 to 1

           (e) Capital Expenditures. The Borrower will not permit the aggregate amount of Capital Expenditures to exceed $5,000,000 in any calendar year.



                         Credit Agreement

           SECTION 7.09. Lines of Business. Neither the Borrower nor any of its Subsidiaries shall engage to any substantial extent in any line or lines of business activity other than the Business.

           SECTION 7.10. Modifications of Certain Documents. The Borrower will not, and will not permit any Subsidiary to, agree or consent to any modification, supplement or waiver of (a) any of the provisions of any of the Restructuring Documents or the Ancillary Agreements (other than the Tax Sharing Agreement) if such modification, supplement or waiver could reasonably be expected to have a Material Adverse Effect or (b) the Subordinated Note, the Subordinated Intercompany Note (excluding any modification, supplement or waiver regarding waiver or deferral of the payment of interest or principal or extending the final maturity thereof), the Note Subordination Agreement, the Intercompany Note Subordination Agreement or the Tax Sharing Agreement, in each case without the prior consent of the Administrative Agent (with the approval of the Required Lenders).

           SECTION 7.11. Rheox International. Notwithstanding anything to the contrary contained in this Agreement, but without limiting the effect of Section 6.12(b):

           (a) the Borrower will cause all shares of capital stock or other ownership interests in any of the Foreign Subsidiaries at any time owned by any of the Borrower and the Domestic Subsidiaries to be owned solely by Rheox International, directly or indirectly through other Foreign Subsidiaries; and

           (b) the Borrower will not permit Rheox International to (i) merge or consolidate with any Person, (ii) engage in any business other than (x) owning and administering the business of the Foreign Subsidiaries (including, but not limited to, owning, licensing and administering the Foreign Intellectual Property) and (y) extending Indebtedness permitted by Sections 7.04(iii) and 7.04(viii) and incurring Indebtedness permitted by
      Section 7.01(c) hereof or (iii) incur any Indebtedness other than Indebtedness of (A) Rheox International under the Loan Documents and (B) Indebtedness of Rheox International to the Borrower and its other Subsidiaries permitted by Section 7.01(c).

           SECTION 7.12. Subordinated Notes. The Borrower will not (except, with respect to the Subordinated Note, as required by Section 6.10(a)), and will not permit any Subsidiary to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, the Subordinated Note or the Subordinated Intercompany Note, except (a) in the case of the Subordinated Note, (i) as required by Section 6.10(a) and (ii) subject to the Note Subordination Agreement, for regularly scheduled payments of interest thereon required pursuant thereto and (b) in the case of the Subordinated Intercompany Note, subject to the Intercompany Note Subordination


                         Credit Agreement

Agreement, for regularly scheduled payments of principal and interest thereon required pursuant thereto.


                           ARTICLE VIII

                         Events of Default

           If any of the following events ("Events of Default") shall occur and be continuing:

           (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

           (b) any Credit Party shall fail to pay any interest on any Loan or any fee or other amount (other than an amount referred to in clause (a) of this Article VIII) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable and such failure shall continue unremedied for a period of three or more Business Days;

           (c) any representation or warranty made or deemed made by or on behalf any Credit Party or NL in or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

           (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a), 6.03 (with respect to the Borrower's existence), 6.09 or 6.10 or in Article VII;

           (e) any Credit Party or NL shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article VIII), any other Loan Document or the Tax Sharing Agreement, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

           (f) the Borrower or any Subsidiary shall fail after any applicable period of grace to make any payment of principal of, interest on or fees payable to lenders in


                         Credit Agreement
      respect of any Material Obligations, when and as the same shall become due and payable;

           (g) any event or condition occurs that results in any Material Obligations becoming due prior to its scheduled maturity or, for so long as such event or condition is continuing, that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Obligations or any trustee or agent on its or their behalf or cause any Material Obligations to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or the voluntary termination of a Hedging Agreement;

           (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of NL, the Borrower any Subsidiary other than an Inactive Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for NL, the Borrower or any Subsidiary other than an Inactive Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

           (i) NL, the Borrower or any Subsidiary other than an Inactive Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article VIII, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for NL, the Borrower or any Subsidiary other than an Inactive Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

           (j) NL, the Borrower or any Subsidiary other than an Inactive Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

           (k) one or more final judgments for the payment of money in excess of $2,500,000 shall be rendered against the Borrower or any Subsidiary or any


                         Credit Agreement
      combination thereof and the same shall not be discharged for a period of 30 consecutive days during which the execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment, or any action shall be legally taken by a judgment creditor of NL to attach or levy upon the collateral pledged under the NL Pledge Agreement;

           (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

           (m) A reasonable basis shall exist for the assertion against NL, the Borrower or any Subsidiary of (or there shall have been asserted against NL, the Borrower or any Subsidiary) claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by NL, the Borrower or any of the Borrower's Subsidiaries or Affiliates, or any predecessor in interest of NL, the Borrower or any of the Borrower's Subsidiaries or Affiliates, or relating to any site or facility owned, operated or leased by NL, the Borrower or any of the Borrower's Subsidiaries or Affiliates, which claims or liabilities (insofar as they are payable by NL, the Borrower or any Subsidiary but after deducting any portion thereof which is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor), in the judgment of the Required Lenders are reasonably likely to be determined adversely to NL, the Borrower or any Subsidiary, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect;

           (n) NL shall at any time and for any reason cease to be the beneficial owner of 100% of the outstanding shares of capital stock of the Borrower; or any Person or Persons not having beneficial ownership in the aggregate of 50% or more of the outstanding shares of capital stock of NL on the date hereof shall acquire beneficial ownership in aggregate of 50% or more of the outstanding shares of capital stock of NL; or during any period of 25 consecutive calendar months, (i) individuals who were directors of NL on the first day of such period and (ii) other individuals whose election or nomination by the Board of Directors of NL was approved by at least a majority of the Board of Directors of NL who either were directors on the first day of such period or whose election or nomination was previously so approved shall no longer constitute a majority of the Board of Directors of NL; or

           (o) Any of the following shall occur: (i) the Lien created by any Security Document shall at any time (other than by reason of the Administrative Agent relinquishing possession of certificates evidencing shares of stock of Subsidiaries pledged thereunder) cease to constitute a valid and perfected (to the extent such Lien is required to be perfected under the Security Documents) Lien on the collateral intended


                         Credit Agreement
      to be covered thereby; (ii) except for expiration in accordance with its terms, any Security Document shall for whatever reason be terminated, or shall cease to be in full force and effect; or (iii) the enforceability of any Security Document or the validity of any subordination provision in the Note Subordination Agreement or in the Intercompany Note Subordination Agreement shall be contested by any Credit Party or by NL;

then, and in every such event (other than an event described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                            ARTICLE IX

                     The Administrative Agent

           Each of the Lenders and the LC Issuing Lender hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

           Chase shall have the same rights and powers in its capacity as a Lender hereunder as any other Lender and may exercise the same as though Chase were not the Administrative Agent, and Chase and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Credit Party or any Subsidiary or other Affiliate of any thereof as if it were not the Administrative Agent hereunder.

           The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the


                         Credit Agreement
generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by this Agreement and the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party, NL or any of their respective
Subsidiaries that is communicated to or obtained by Chase or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or, if provided herein, with the consent or at the request of the Required Revolving Credit or the Required Term Loan Lenders, or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender (whereupon the Administrative Agent shall promptly deliver a copy thereof to the Lenders), and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or the other Loan Documents, (ii) the contents of any certificate, report or other document delivered hereunder or under any of the other Loan Documents or in connection herewith of therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the other Loan Documents or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

           The Administrative Agent shall not, except to the extent expressly instructed by the Required Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document.

           The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.



                         Credit Agreement

           The Administrative Agent may perform any and all of its duties, and exercise its rights and powers, by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through its Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to its activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

           Subject to the appointment and acceptance of a successor Administrative Agent, as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the LC Issuing Lender and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor Administrative Agent. If no successor shall have been so appointed and shall have accepted such appointment within 30 days after such retiring Administrative Agent gives notice of its resignation, then such retiring Administrative Agent may, on behalf of the Lenders and the LC Issuing Lender, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent, by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Administrative Agent's resignation hereunder, the provisions of this Article IX and Sections 3.03 and 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

           Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the LC Issuing Lender or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the LC Issuing Lender or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement and the other Loan Documents, any related agreement or any document furnished hereunder or thereunder.

           The Documentation Agent identified on the cover page of this Agreement shall have no duties or responsibilities hereunder other than as a Lender hereunder.



                         Credit Agreement

                             ARTICLE X

                           Miscellaneous

           SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

           (a) if to the Borrower, (i) to Rheox, Inc. c/o NL Industries, Inc. at 70 East 55th Street, New York, New York 10022, Attention of Susan E. Alderton (Telecopy No. (212) 421-7209) and (ii) to Rheox, Inc., P.O. Box 700, Wycoffs Mill Road, Hightstown, New Jersey 08520, Attention of Debbie Young;

           (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Terri Williams (Telecopy No. (212) 552-5277), with a copy to The Chase Manhattan Bank, 1 Chase Manhattan Plaza, 5th Floor, New York, New York 10081, Attention of Peter Dedousis (Telecopy No.
      (212) 552-7175); and

           (c) if to any Lender (including to Chase in its capacity as the LC Issuing Lender), to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

           SECTION 10.02.  Waivers; Amendments.

           (a) No failure or delay by the Administrative Agent, the LC Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the LC Issuing Lender and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of


                         Credit Agreement
a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the LC Issuing Lender may have had notice or knowledge of such Default at the time.

           (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

              (i) increase the Commitment of any Lender without the written consent of such Lender;

              (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby;

              (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby;

              (iv) change Section 2.09 in a manner that would reduce or alter the application of prepayments thereunder, or change Section 2.16(b), (c) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without in each case the written consent of each Lender;

              (v) alter the rights or obligations of the Borrower to prepay Loans without the written consent of each Lender;

              (vi) change any of the provisions of this Section 10.02 or the definition of "Required Lenders", "Required Revolving Credit Lenders", or "Required Term Loan Lenders", or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender; or

              (vii)  release  all  or   substantially   all  of  the  Subsidiary
      Guarantors  from their  obligations  in respect of their  Guarantee  under
      Article III, without the written consent of each Lender;



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                             - 91 -


provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the LC Issuing Lender hereunder without the prior written consent of the Administrative Agent or the LC Issuing Lender, as the case may be.

           Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of Revolving Credit Loans or Term Loans shall be effective against the Revolving Credit Lenders or Term Loan Lenders, respectively, unless the Required Revolving Credit Lenders or Required Term Loan Lenders, respectively, shall have concurred with such waiver or modification.

           (c) Neither any Security Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Credit Parties party thereto, and by the Administrative Agent with the consent of the Required Lenders, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the applicable Security Document) release all or substantially all of the collateral thereunder or otherwise terminate any Lien under any Security Document, agree to additional obligations being secured by such collateral (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Required Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under such Security Document, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering property that is the subject of either a Disposition of property permitted hereunder or a Disposition to which the Required Lenders have consented.

           SECTION 10.03.  Expenses; Indemnity; Damage Waiver.

           (a) The Credit Parties jointly and severally agree to pay, or reimburse the Administrative Agent or Lenders for paying, (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of Special Counsel, in connection with the syndication of the credit facilities provided for herein, the preparation of this Agreement and the other Loan Documents (and any Uniform Commercial Code financing statements required by any Security Document to be filed with respect to the security interests in personal property and fixtures created pursuant thereto) or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the LC Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the LC Issuing Lender or any Lender, including the fees, charges and disbursements of any


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                             - 92 -


counsel for such Administrative Agent, LC Issuing Lender or Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this
Section 10.03, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof, and (iv) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document, by any Uniform Commercial Code financing statements required by any Security Document to be filed with respect to the security interests in personal property and fixtures created pursuant thereto, or by any other document referred to therein. Notwithstanding anything to the contrary in this Section 10.03(a), the Borrower shall not be obligated to pay the fees and expenses of more than one law firm representing the Administrative Agent and the Lenders (which law firm shall be selected by the Administrative Agent, or if the Required Lenders so decide, by the Required Lenders) unless (x) the Administrative Agent or the Required Lenders reasonably determine that the retention of more than one law firm is advisable because questions arise under laws of jurisdictions in which the principal law firm engaged is not authorized to practice law or (y) in the case of the foregoing clause (iii), the Administrative Agent or any Lender or Lenders have different or conflicting interests.

           (b) The Credit Parties jointly and severally agree to indemnify the Administrative Agent, the LC Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the LC Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence, Release or threatened Release of Hazardous Materials related to any property owned or operated by any Credit Party or any of their Subsidiaries, or any Environmental Liability related in any way to any Credit Party or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (are determined by a court of competent jurisdiction by final and


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                             - 93 -


nonappealable judgment to have) resulted from the gross negligence or wilful misconduct of such Indemnitee. Notwithstanding anything to the contrary in this
Section 10.03(b), the Borrower shall not be obligated to pay or otherwise indemnify the Administrative Agent or any Lender for the fees and expenses of more than one law firm representing the Administrative Agent and the Lenders (which law firm shall be selected by the Administrative Agent, or if the Required Lenders so decide, by the Required Lenders) unless (x) the Administrative Agent or the Required Lenders reasonably determine that the retention of more than one law firm is advisable because questions arise under laws of jurisdictions in which the principal law firm engaged is not authorized to practice law or (y) the Administrative Agent or any Lender or Lenders have different or conflicting interests.

           (c) To the extent that the Credit Parties fail to pay any amount required to be paid by them to the Administrative Agent under paragraph (a) or
(b) of this Section 10.03, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. To the extent that the Credit Parties fail to pay any amount required to be paid by them to the LC Issuing Lender under paragraph (a) or (b) of this Section 10.03, each Revolving Credit Lender severally agrees to pay to the LC Issuing Lender such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

           (d) To the extent permitted by applicable law, none of the Credit Parties shall assert, and each Credit Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

           (e) All amounts due under this Section 10.03 shall be payable promptly after written demand therefor.

           SECTION 10.04.  Successors and Assigns.

           (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this


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

Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

           (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that

              (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure, the LC Issuing Lender) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed),

              (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment and Loans, the amount (without duplication) of the Commitment and Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and
      Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent,

              (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500,

              (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and

              (v) written notice of each assignment and the forms required under
      Section 2.15(e) are given to the Borrower.

provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing.

           Upon  acceptance  and  recording  pursuant to  paragraph  (d) of this
Section 10.04, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and,


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
in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15, 3.03 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

           (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the LC Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the LC Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

           (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.04 and any written consent to such assignment required by paragraph (b) of this Section 10.04, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless and until it has been recorded in the Register as provided in this paragraph.

           (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or the LC Issuing Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrower, the Administrative Agent, the LC Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 10.02(b), or the


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
first provision to Section 10.02(c), that affects such Participant. Subject to paragraph (f) of this Section 10.04, the Borrower agrees that each Participant shall be entitled, subject to the obligations of Section 2.17, to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this
Section 10.04.

           (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, and shall be subject to the obligations of Section 2.17, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) and Section 2.17 as though it were a Lender.

           (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

           (h) Anything in this Section 10.04 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

           SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the other Loan Documents, and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents, shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the LC Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or the other Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15, 2.17, 3.03 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters


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
of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

           SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

           SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

           SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 10.08 are in addition to any other rights and remedies (including other rights of setoff) which such Lender may have.

           SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process.

           (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

           (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New


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

York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court (or, to the extent permitted by law, in such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the LC Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Credit Party or its properties in the courts of any jurisdiction.

           (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section 10.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

           (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

           SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

           SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.


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

           SECTION 10.12. Confidentiality. Each Lender and the Administrative Agent agrees (on behalf of itself and each of its Related Parties) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement that is identified by the Borrower as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of this Section 10.12), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for any of the Lenders or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any other Lender, (vi) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (vii) to a Related Party of such Lender or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to such Lender an acknowledgement to the effect that it is bound by the provisions of this Section 10.12; provided, further, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower.




                         Credit Agreement

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                               RHEOX, INC.


                               by / s / William R. Bronner
                                 Name:  William R. Bronner
                                 Title:  Vice President

                          SUBSIDIARY GUARANTORS

                               RHEOX INTERNATIONAL, INC.


                               by / s / William R. Bronner
                                 Name:  William R. Bronner
                                 Title:  Vice President

                          ADMINISTRATIVE AGENT

                               THE CHASE MANHATTAN BANK,
                               as Administrative Agent


                               by / s / Robert T. Sacks
                                 Name:  Robert T. Sacks
                                 Title:  Vice President

                          LENDERS

                               THE CHASE MANHATTAN BANK


                               by / s / Robert T. Sacks
                                 Name:  Robert T. Sacks
                                 Title:  Vice President




                         Credit Agreement

                               BANKERS TRUST COMPANY


                               by / s / Mary Zadroga
                                 Name:  Mary Zadroga
                                 Title:  Vice President


                               LASALLE NATIONAL BANK


                               by / s / Mark E. McCarthy
                                 Name:  Mark E. McCarthy
                                 Title:  Senior Vice President


                               THE NIPPON CREDIT BANK, LTD.


                               by / s / David C. Carrington
                                 Name:  David C. Carrington
                                 Title: Vice President & Manager


                               VAN KAMPEN AMERICAN CAPITAL


                               by / s / Brian Good
                                 Name:  Brian Good
                                 Title :  Vice President


                               GIRO CREDIT BANK


                               by / s / T. Daileader
                                 Name:  T. Daileader
                                 Title: Assistant Vice President



                         Credit Agreement

                              Schedule 1.01

                         [Ancillary Agreements]


                              Schedule 1.01

                              Schedule 2.01

                                              Term Loan       Revolving Credit
               Lender                         Commitment         Commitment
               ------                         ----------      ----------------


The Chase Manhattan Bank ................  $ 61,250,000.00     $ 8,750,000.00
Bankers Trust Company ...................    18,750,000.00       6,250,000.00
LaSalle National Bank ...................    11,250,000.00       3,750,000.00
The Nippon Credit Bank, Ltd. ............    11,250,000.00       3,750,000.00
Van Kampen American Capital .............    15,000,000.00              --
Giro Credit Bank ........................     7,500,000.00       2,500,000.00
                                           ---------------     --------------



                              Schedule 2.01

                              Schedule 4.06

                           [Disclosed Matters]


                              Schedule 4.06

                              Schedule 4.13

                     [Material Agreements and Liens]


                              Schedule 4.13

                              Schedule 4.14

                             [Subsidiaries]


                              Schedule 4.14

                              Schedule 7.01

                         [Existing Indebtedness]


                              Schedule 7.01

                              Schedule 7.02

                            [Existing Liens]


                              Schedule 7.02

                              Schedule 7.07

                         [Existing Restrictions]